Exhibit 10.1

ZIPCAR VEHICLE FINANCING LLC,

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee and Securities Intermediary

SECOND AMENDED AND RESTATED SERIES 2010-1 SUPPLEMENT

dated as of May 9, 2012

to

AMENDED AND RESTATED

BASE INDENTURE

dated as of May 11, 2011

$50,000,000 Series 2010-1 Variable Funding Car Sharing Asset Backed Notes

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A:	Form of Series 2010-1 Variable Funding Car Sharing Asset Backed Notes
Exhibit B:	Form of Series 2010-1 Letter of Credit
Exhibit C:	Form of Lease Payment Deficit Notice
Exhibit D:	Form of Series 2010-1 Letter of Credit Reduction Notice
Exhibit E:	Form of Purchaser’s Letter
Exhibit F:	Form of Monthly Noteholders’ Statement
Exhibit G-1:	Form of Demand Notice
Exhibit G-2:	Form of Series 2010-1 Demand Note
Exhibit H:	Form of Estimated Interest Adjustment Notice
Exhibit I:	Form of Transferee Certificate for Transfers of Series 2010-1 Notes

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SECOND AMENDED AND RESTATED SERIES 2010-1 SUPPLEMENT dated as of May 9, 2012 (“Series Supplement”) between ZIPCAR VEHICLE FINANCING LLC, a special purpose limited liability company established under the laws of Delaware, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as a bank and as securities intermediary, to the Amended and Restated Base Indenture, dated as of May 11, 2011, between ZVF and the Trustee (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that ZVF and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

WHEREAS, ZVF and the Trustee entered into the Base Indenture, dated as of May 24, 2010 (the “Original Base Indenture”), and Series 2010-1 Supplement thereto, dated as of May 24, 2010, as amended by Supplemental Indenture No. 1 thereto, dated as of June 29, 2010 (the “Original Series 2010-1 Supplement”), and as amended and restated pursuant to the Amended and Restated Series 2010-1 Supplement, dated as of May 11, 2011 (as amended and restated, the “Prior Series 2010-1 Supplement”);

WHEREAS, Section 6.9 of the Prior Series 2010-1 Supplement permits ZVF to make amendments to the Prior Series 2010-1 Supplement subject to certain conditions set forth therein;

WHEREAS, ZVF and the Trustee, in accordance with Section 6.9 of the Prior Series 2010-1 Supplement, desire to amend and restate the Prior Series 2010-1 Supplement on the date hereof in its entirety as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There was created a Series of Notes issued pursuant to the Original Base Indenture and the Original Series Supplement and such Series of Notes was designated as Series 2010-1 Variable Funding Car Sharing Asset Backed Notes. On the Series 2010-1 Closing Date, two classes of Series 2010-1 Variable Funding Car Sharing Asset Backed Notes were issued, the first of which was designated as the Series 2010-1 Variable Funding Car Sharing Asset Backed Notes, Class A, and are referred to herein as the “Series 2010 Notes”, and the second of which was designated as the Series 2010-1 Variable Funding Car Sharing Asset Backed Notes, Class B, and were referred to as the “Class B Notes”. The Class B Notes were paid in full on April 19, 2011 and are no longer Outstanding.

The net proceeds from any Increase or sale of Additional Series 2010-1 Notes shall be deposited in the Collection Account and deemed to be Principal Collections.

ARTICLE I

DEFINITIONS

(a) All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Definitions List attached to the Base Indenture as Schedule I thereto, as amended, modified, restated or supplemented from time to time in accordance with the terms of the Base Indenture or the Series 2010-1 Note Purchase Agreement; provided, however, that to the extent any capitalized term used but not defined herein has a meaning assigned to such term in both the Definitions List attached to the Base Indenture as Schedule I thereto and the Series 2010-1 Note Purchase Agreement, then the meaning given to such term in the Series 2010-1 Note Purchase Agreement shall apply; provided, further, that to the extent any capitalized term defined herein also has a meaning assigned to such term in the Definitions List attached to the Base Indenture, the meaning given to such term herein shall apply. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2010-1 Notes and not to any other Series of Indenture Notes issued by ZVF. All references herein to the “Series 2010-1 Supplement” shall mean the Base Indenture, as supplemented hereby.

(b) The following words and phrases shall have the following meanings with respect to the Series 2010-1 Notes (whether such words and phrases are used in this Series Supplement, the Base Indenture or any other Related Document) and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Additional Series 2010-1 Notes” has the meaning specified in Section 5.1 of this Series Supplement.

“Adjusted Aggregate Asset Amount” means, as of any date of determination, the sum of (a) the Aggregate Asset Amount and (b) the sum of (1) the amount of cash and Permitted Investments on deposit in the Series 2010-1 Collection Account and available for reduction of the Series 2010-1 Principal Amount and (2) the amount of cash and Permitted Investments on deposit in the Series 2010-1 Excess Collection Account (after giving effect to any withdrawals therefrom on such date in accordance with Section 3.2(e) of this Series Supplement), in each case, on such date.

“Audi Amount” means, as of any date of determination, an amount equal to the Manufacturer Vehicle Amount with respect to Audi as of such date.

“Back-Up Administrator” has the meaning specified in the Back-Up Administration Agreement.

“Back-Up Disposition Agent” has the meaning specified in the Back-Up Disposition Agent Agreement.

“Base Indenture” has the meaning specified in the preamble of this Series Supplement.

“BMW/Mini Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Vehicle Amounts with respect to BMW and Mini as of such date.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including membership interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Capped Category 2 Manufacturer Eligible Program Vehicle Percentage” means, as of any date of determination, the lesser of (i) the Category 2 Manufacturer Program Vehicle Percentage as of such date and (ii) 10%.

“Category 1 Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date has both (i) a long-term unsecured debt rating of at least “Baa2” from Moody’s and (ii) a long-term unsecured debt rating of at least “BBB” from Standard & Poor’s; provided, that if (a) the rating of a Manufacturer by Moody’s or Standard & Poor’s is withdrawn by Moody’s or Standard & Poor’s or a Manufacturer is downgraded by Moody’s or Standard & Poor’s to a rating that would require the exclusion of such Manufacturer from this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 1 Manufacturer, then such Manufacturer shall be deemed to be a Category 1 Manufacturer for a period of thirty (30) days following the earlier of (i) the date on which any of the Administrator, ZVF or the Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Administrative Agent notifies the Servicer of such withdrawal or downgrade.

“Category 1 Manufacturer Eligible Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Eligible Program Vehicle Amounts with respect to each Category 1 Manufacturer as of such date.

“Category 1 Manufacturer Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 1 Manufacturer Eligible Program Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account as of such date.

“Category 2 Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date has both (i) a long-term unsecured debt rating of at least “Baa3” from Moody’s and (ii) a long-term unsecured debt rating of at least “BBB-” from Standard & Poor’s, but which does not have (i) a long-term unsecured debt rating of at least “Baa2” from Moody’s and (ii) a long-term unsecured debt rating of at least “BBB” from Standard & Poor’s; provided that if (a) the rating of a Manufacturer by Moody’s or Standard & Poor’s is withdrawn or a Manufacturer is downgraded by Moody’s or Standard & Poor’s to a rating that would require the exclusion of such Manufacturer from this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 2 Manufacturer, then such Manufacturer shall be deemed to be a Category 2 Manufacturer, for a period of thirty (30) days following the earlier of (i) the date on which any of the Administrator, ZVF or the Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Administrative Agent notifies the Servicer of such withdrawal or downgrade; provided further that any Manufacturer deemed to be a Category 1 Manufacturer pursuant to the proviso of the definition thereof shall not be a Category 2 Manufacturer.

“Category 2 Manufacturer Eligible Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Eligible Program Vehicle Amounts with respect to each Category 2 Manufacturer as of such date.

“Category 2 Manufacturer Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 2 Manufacturer Eligible Program Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account as of such date.

“Change of Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares of Voting Stock having more than 35% of the total voting power of all the Voting Stock of Zipcar (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of Zipcar held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); (b) the Continuing Directors shall cease to constitute a majority of the members of the Board of Directors of Zipcar, (c) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Zipcar to any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) or (d) Zipcar shall cease to own directly 100% of the Capital Stock (including, without limitation, the Voting Stock) of ZVF.

“Commercial Paper” means the promissory notes of each Series 2010-1 Noteholder issued by such Series 2010-1 Noteholder in the commercial paper market and allocated to the funding of Advances.

“Committed Note Purchaser” has the meaning specified in the Series 2010-1 Note Purchase Agreement.

“Committed Purchaser” means a special purpose company or any other Person, including each Committed Note Purchaser, that has committed to purchase a Series of Notes from ZVF from time to time and that may finance such purchases with, among other things, the proceeds of commercial paper notes.

“Continuing Directors” means the directors of Zipcar on the Series 2010-1 Closing Date and each other director whose election or nomination for election to the board of directors of Zipcar is recommended by at least a majority of the then Continuing Directors.

“Corporate Debt Facility” shall mean each credit agreement, loan agreement, indenture or other agreement evidencing an obligation for borrowed money with respect to which Zipcar is an obligor.

“CP Rate” has the meaning set forth in the Series 2010-1 Note Purchase Agreement.

“Credit Support Annex” has the meaning set forth in Section 3.12(b) of this Series Supplement.

“Daimler/Smart Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Vehicle Amounts with respect to Daimler and Smart as of such date.

“Decrease” means a Mandatory Decrease or a Voluntary Decrease, as applicable.

“Demand Notice” has the meaning specified in Section 3.5(b)(iii) of this Series Supplement.

“Discounted MSRP” means, with respect to any ZVF Vehicle, the product of (i) (x) in the case of any ZVF Vehicle manufactured by Mazda, 75% and (y) in the case of any other ZVF Vehicle, 80% and (ii) the applicable Manufacturer’s suggested retail price for the model class and model year of such ZVF Vehicle at the time such ZVF Vehicle is purchased by ZVF from the applicable Manufacturer or dealer.

“Eligible Interest Rate Cap Provider” means a counterparty to a Series 2010-1 Interest Rate Cap that is a bank, other financial institution or Person which satisfies the Required Ratings (or whose present and future obligations under its Series 2010-1 Interest Rate Cap are guaranteed pursuant to a guarantee satisfying the requirements set forth in the related Series 2010-1 Interest Rate Cap              provided by a guarantor which satisfies the Required Ratings).

“Eligible Manufacturer” means (a) any “Eligible Manufacturer” as defined in the Definitions List attached to the Base Indenture as Schedule I thereto and (b) GM.

“Estimated Interest” has the meaning specified in Section 3.3(a) of this Series Supplement.

“Estimated Interest Adjustment Amount” means, with respect to any Determination Date, the result (whether a positive or negative number) of (i) the actual amount of Series 2010-1 Monthly Interest that accrued during the Estimated Interest Period which commenced on the immediately preceding Determination Date minus (ii) the Estimated Interest with respect to such Estimated Interest Period.

“Estimated Interest Adjustment Notice” has the meaning specified in Section 3.3(a) of this Series Supplement.

“Estimated Interest Period” has the meaning specified in Section 3.3(a) of this Series Supplement.

“Fiat/Alfa Romeo Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Vehicle Amounts with respect to Fiat and Alfa Romeo as of such date.

“Financial Assets” has the meaning specified in Section 3.11(b)(i) of this Series Supplement.

“Ford Amount” means, as of any date of determination, an amount equal to the Manufacturer Vehicle Amount with respect to Ford as of such date.

“GM” means General Motors Company, a Delaware corporation, and its successors.

“GM Amount” means, as of any date of determination, an amount equal to the Manufacturer Vehicle Amount with respect to GM as of such date.

“Honda/Acura Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Vehicle Amounts with respect to Honda and Acura as of such date.

“Hyundai/Kia Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Vehicle Amounts with respect to Hyundai and Kia as of such date.

“Increase” has the meaning specified in Section 2.1(a) of this Series Supplement.

“Indenture Carrying Charges” means, as of any day, any fees or other costs, fees and expenses and indemnity amounts, if any, payable by ZVF to the Trustee, the Servicer, the Back-Up Disposition Agent, the Administrator, the Back-Up Administrator, the Administrative Agent and the Series 2010-1 Noteholders under the Series 2010-1 Note Purchase Agreement (other than any Program Fee or any Undrawn Fee), plus any other operating expenses of ZVF then payable by ZVF.

“Interest Rate Cap Provider” means ZVF’s counterparty under a Series 2010-1 Interest Rate Cap.

“Lease Payment Deficit Notice” has the meaning specified in Section 3.3(b) of this Series Supplement.

“Legal Final Payment Date” means the one-year anniversary of the Series 2010-1 Expected Final Payment Date.

“Limited Liquidation Event of Default” means, so long as such event or condition continues, (a) any event or condition of the type specified in Section 9.1(c) of the Base Indenture or clauses (a), (c), (d), (g), (h), (i), (j), (k), (m), (p) or (r) of Article IV of this Series Supplement that continues for thirty (30) days (without double counting the cure period, if any, provided therein), or (b) any event or condition of the type specified in clauses (b), (e), or (q) of Article IV of this Series Supplement.

“Mandatory Decrease” has the meaning specified in Section 2.2(a) of this Series Supplement.

“Manufacturer Eligible Program Vehicle Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all Eligible Program Vehicles that are Eligible Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and not turned in to and accepted by such Manufacturer pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to ZVF as of such date by such Manufacturer with respect to Vehicles that were Eligible Vehicles and Eligible Program Vehicles when turned in to and accepted by such Manufacturer or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Eligible Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the ZVF Lease, plus (iv) with respect to Eligible Vehicles that were Eligible Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles as of such date under the ZVF Lease plus (v) with respect to Eligible Vehicles that were Eligible Program Vehicles sold by ZVF to a third party pursuant to Section 2.5(a) of the ZVF Lease, any non-return incentives payable to ZVF under a Manufacturer Program by such Manufacturer in respect of the sale of such Vehicles outside of the related Manufacturer Program as of such date, plus (vi) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles that are Eligible Program Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and that have not been turned in to and accepted by such Manufacturer pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to its Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents. For the purposes of this definition, an Affiliate of a Manufacturer shall not include any Person who is included as a Manufacturer hereunder.

“Manufacturer Non-Program Vehicle Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all Non-Program Vehicles that are Eligible Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and not sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to ZVF as of such date by such Manufacturer with respect to Vehicles that were Eligible Vehicles and Non-Program Vehicles and were subject to a Manufacturer Program with such Manufacturer when turned in to and accepted by such Manufacturer or delivered and accepted for Auction, plus (iii) with respect to Non-Program Vehicles that are Eligible Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been delivered and accepted for auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles as of such date under the ZVF Lease, plus (iv) with respect to Eligible Vehicles that were Non-Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been sold or become a Casualty, any accrued and unpaid Casualty Payments with respect to such ZVF Vehicles as of such date under the ZVF Lease plus (v) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Non-Program Vehicles that are Eligible Vehicles as of such date manufactured by such Manufacturer or an Affiliate thereof and that have not been sold or deemed to be sold under the Related Documents. For the purposes of this definition, an Affiliate of a Manufacturer shall not include any Person who is included as a separate Manufacturer hereunder.

“Manufacturer Vehicle Amount” means, as of any date of determination with respect to any Manufacturer, the sum of the Manufacturer Eligible Program Vehicle Amount and the Manufacturer Non-Program Vehicle Amount, in each case, with respect to such Manufacturer, as of such date.

“Mazda Amount” means, as of any date of determination, an amount equal to the Manufacturer Vehicle Amount with respect to Mazda as of such date.

“Measurement Month” means, as of any date of determination, each calendar month, or the smallest number of consecutive calendar months, preceding such date in which at least the lesser of the following (a) and (b) were sold to third parties, at auction or otherwise (excluding salvage sales): (a) one-twelfth of the number of Zipcar Fleet Vehicles (other than (x) any Non-Program Vehicles that are returned to a

Manufacturer pursuant to a Manufacturer Program in accordance with Section 2.5(b) of the ZVF Lease and (y) any other Zipcar Fleet Vehicles that are returned to a Manufacturer in accordance with a Manufacturer Program) as of the last day of such calendar month or consecutive calendar months and (b) 25 Zipcar Fleet Vehicles (other than (x) any Non-Program Vehicles that are returned to a Manufacturer pursuant to a Manufacturer Program in accordance with Section 2.5(b) of the ZVF Lease and (y) any other Zipcar Fleet Vehicles that are returned to a Manufacturer in accordance with a Manufacturer Program); provided, however, that no calendar month included in a single Measurement Month shall be included in any other Measurement Month.

“Measurement Month Average” means, with respect to any Measurement Month, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds paid or payable in respect of all Zipcar Fleet Vehicles (other than (x) any Non-Program Vehicles that are returned to a Manufacturer pursuant to a Manufacturer Program in accordance with Section 2.5(b) of the ZVF Lease and (y) any other Zipcar Fleet Vehicle which is returned to a Manufacturer in accordance with a Manufacturer Program) that are sold to third parties, at auction or otherwise (excluding salvage sales), during such Measurement Month and the two Measurement Months preceding such Measurement Month (or, with respect to any Measurement Month that is comprised of or includes January, February or March of any calendar year, such Measurement Month and the five Measurement Months preceding such Measurement Month) and the denominator of which is the aggregate Zipcar Fleet Vehicle Net Book Values of such Zipcar Fleet Vehicles on the dates of their respective sales and (b) 100%.

“Month of Return Eligibility” means, with respect to any Eligible Program Vehicle, the first calendar month during which such Eligible Program Vehicle may be turned back to the applicable Manufacturer or delivered for Auction, in each case, in accordance with its related Manufacturer Program.

“New York UCC” has the meaning specified in Section 3.11(a)(i) of this Series Supplement.

“New ZVF Vehicle” means a ZVF Vehicle that is an Eligible Vehicle and a Non-Program Vehicle and is not older than 12 months from the date of the original manufacturer invoice therefor.

“New ZVF Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all New ZVF Vehicles as of such date not sold or deemed to be sold under the Related Documents, plus (ii) with respect to New ZVF Vehicles that have been delivered and accepted for auction or otherwise sold and were New ZVF Vehicles at the time of such sale, any accrued and unpaid Monthly Base Rent with respect to such New ZVF Vehicles as of such date under the ZVF Lease, plus (iii) with respect to New ZVF Vehicles that have been delivered and accepted for auction or otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments with respect to such New ZVF Vehicles as of such date under the ZVF Lease, plus (iv) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all New ZVF Vehicles as of such date that have not been sold or deemed to be sold under the Related Documents, minus (v) all amounts specified in clause (ii) or clause (iii) above which are past due as of such date after giving effect to any grace period provided for in the ZVF Lease for making such payments.

“New ZVF Vehicle Market Value Adjustment Amount” means, as of any date of determination with respect to a New ZVF Vehicle, the excess of (x) the Net Book Value with respect to such New ZVF Vehicle as of such date over (y) the Third-Party Market Value with respect to such New ZVF Vehicle as of such date.

“New ZVF Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the New ZVF Vehicle Amount as of such date and the denominator of which is the excess of (x) the Aggregate Asset Amount over (y) the amount of cash and Permitted Investments on deposit in the Collection Account as of such date.

“Nissan/Infiniti Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Vehicle Amounts with respect to Nissan and Infiniti as of such date.

“Non-Eligible Manufacturer Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Vehicle Amounts with respect to each Manufacturer that is not an Eligible Manufacturer as of such date.

“Non-Investment Grade Manufacturer Non-Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Program Vehicle Amounts with respect to each Non-Investment Grade Manufacturer as of such date.

“Non-Investment Grade Manufacturer Non-Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Non-Investment Grade Manufacturer Non-Program Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investment on deposit in the Collection Account as of such date.

“Original Base Indenture” has the meaning specified in the second recital to this Series Supplement.

“Original Series 2010-1 Supplement” has the meaning specified in the second recital to this Series Supplement.

“Outstanding” means with respect to the Series 2010-1 Notes, all Series 2010-1 Notes theretofore authenticated and delivered under the Indenture, except (a)

Series 2010-1 Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Series 2010-1 Notes which have not been presented for payment but funds for the payment of which are on deposit in the Series 2010-1 Distribution Account and are available for payment of such Series 2010-1 Notes, and Series 2010-1 Notes which are considered paid pursuant to Section 8.1 of the Base Indenture, or (c) Series 2010-1 Notes in exchange for or in lieu of other Series 2010-1 Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Series 2010-1 Notes are held by a purchaser for value.

“Past Due Rent Payment” has the meaning specified in Section 3.2(c) of this Series Supplement.

“Preference Amount” means any amount previously paid by Zipcar pursuant to the Series 2010-1 Demand Note and distributed to the Series 2010-1 Noteholders in respect of amounts owing under the Series 2010-1 Notes that is recoverable or that has been recovered as a voidable preference by the trustee in a bankruptcy proceeding of Zipcar pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

“Pre-MRE Eligible Program Vehicle” means an Eligible Program Vehicle prior to the Month of Return Eligibility for such Vehicle.

“Principal Amount” means, with respect to the Series 2010-1 Notes, the Series 2010-1 Principal Amount.

“Principal Deficit Amount” means, on any date of determination, the excess, if any, of (a) the Series 2010-1 Adjusted Principal Amount on such date (if such date is a Payment Date, after giving effect to the distribution on such Payment Date of all Principal Collections allocated to the Series 2010-1 Notes during the Related Month or related Series 2010-1 Rapid Amortization Payment Period, as applicable) over (b) the Series 2010-1 Asset Amount on such date; provided, however, that the Principal Deficit Amount on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Zipcar of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Zipcar shall have resumed making all payments of Monthly Variable Rent required to be made under the ZVF Lease, shall mean the excess, if any, of (x) the Series 2010-1 Adjusted Principal Amount on such date (if such date is a Payment Date, after giving effect to the distribution on such Payment Date of all Principal Collections allocated to the Series 2010-1 Notes during the Related Month or related Series 2010-1 Rapid Amortization Payment Period, as applicable) over (y) the sum of (1) the Series 2010-1 Asset Amount on such date and (2) the lesser of (a) the Series 2010-1 Liquidity Amount on such date and (b) the Series 2010-1 Required Liquidity Amount on such date.

“Prior Series 2010-1 Supplement” has the meaning specified in the second recital to this Series Supplement.

“Program Vehicle Depreciation Enhancement Amount” means, as of any date of determination, with respect to each Pre-MRE Eligible Program Vehicle, the excess of the Net Book Value of such Vehicle as of such date over the projected Net Book Value of such Pre-MRE Eligible Program Vehicle as of the Determination Date occurring in the Month of Return Eligibility for such Vehicle.

“Pro Rata Share” means, with respect to any Series 2010-1 Letter of Credit Provider, as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2010-1 Letter of Credit Provider’s Series 2010-1 Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2010-1 Letters of Credit as of such date; provided, that only for purposes of calculating the Pro Rata Share with respect to any Series 2010-1 Letter of Credit Provider as of any date, if such Series 2010-1 Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under its Series 2010-1 Letter of Credit made prior to such date, the available amount under such Series 2010-1 Letter of Credit Provider’s Series 2010-1 Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2010-1 Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by the Lessee for such amount (provided that the foregoing calculation shall not in any manner reduce a Series 2010-1 Letter of Credit Provider’s actual liability in respect of any failure to pay any demand under its Series 2010-1 Letter of Credit).

“Rating Agency” means any of Standard & Poor’s, Moody’s, Fitch, DBRS, Inc., or any other nationally recognized statistical rating agency, in each case, rating the Series 2010-1 Notes at the request of ZVF.

“Rating Agency Condition” means, as of any date of determination with respect to any action, if on such date any Rating Agency is rating the Series 2010-1 Notes at the request of ZVF, that each such Rating Agency has confirmed in writing that such action will not result in a downgrade or withdrawal of the rating (in effect immediately before the taking of such action) by such Rating Agency of the Series 2010-1 Notes.

“Record Date” means, with respect to any Payment Date, the last day of the Related Month.

“Required Noteholders” means, with respect to the Series 2010-1 Notes, Series 2010-1 Noteholders holding more than 50% of the Series 2010-1 Principal Amount, excluding any Series 2010-1 Notes held by ZVF or any Affiliate of ZVF (other than an Affiliate Issuer so long as such Affiliate Issuer has assigned all voting, consent and control rights associated with such Series 2010-1 Notes to Persons that are not Affiliates of ZVF).

“Required Ratings” means, with respect to any entity, rating requirements which are satisfied where such entity’s (x) long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “A3” or above by Moody’s and (y) long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “A-” or above by Standard & Poor’s.

“Securities Intermediary” has the meaning specified in Section 3.11(a) of this Series Supplement

“Senior Credit Facilities” means any Corporate Debt Facility of Zipcar entered into for general corporate purposes, the proceeds of which are primarily intended for use as working capital.

“Series 2010-1 Accrued Amounts” means, on any date of determination, the sum of (i) accrued and unpaid interest on the Series 2010-1 Notes as of such date (including any accrued and unpaid Program Fee and Undrawn Fee), (ii) the Indenture Carrying Charges due and payable to the Series 2010-1 Noteholders or the Administrative Agent on the next succeeding Payment Date and (iii) the product of (x) the Series 2010-1 Percentage as of such date of determination and (y) the Indenture Carrying Charges not included in clause (ii) above.

“Series 2010-1 Accrued Interest Account” has the meaning specified in Section 3.1(a) of this Series Supplement.

“Series 2010-1 Additional Investor Group” means “Additional Investor Group” as defined in the Series 2010-1 Note Purchase Agreement.

“Series 2010-1 Additional Investor Group Initial Principal Amount” means “Additional Investor Group Initial Principal Amount” as defined in the Series 2010-1 Note Purchase Agreement.

“Series 2010-1 Adjusted Enhancement Amount” means, as of any date of determination, the Series 2010-1 Enhancement Amount as of such date, excluding from the calculation thereof the amount available to be drawn under any Series 2010-1 Letter of Credit if as of such date (A) such Series 2010-1 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2010-1 Letter of Credit Provider of such Series 2010-1 Letter of Credit, (C) such Series 2010-1 Letter of Credit Provider shall have repudiated such Series 2010-1 Letter of Credit or failed to honor a draw thereon made in accordance with the terms thereof or (D) a Series 2010-1 Downgrade Event shall have occurred and be continuing for at least 30 days with respect to the Series 2010-1 Letter of Credit Provider of such Series 2010-1 Letter of Credit.

“Series 2010-1 Adjusted Liquidity Amount” means, as of any date of determination, the Series 2010-1 Liquidity Amount as of such date, excluding from the calculation thereof the amount available to be drawn under any Series 2010-1 Letter of Credit if as of such date (A) such Series 2010-1 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2010-1 Letter of Credit Provider of such Series 2010-1 Letter of Credit, (C) such Series 2010-1 Letter of Credit Provider shall have repudiated such Series 2010-1 Letter of

Credit or failed to honor a draw thereon made in accordance with the terms thereof or (D) a Series 2010-1 Downgrade Event shall have occurred and be continuing for at least 30 days with respect to the Series 2010-1 Letter of Credit Provider of such Series 2010-1 Letter of Credit.

“Series 2010-1 Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the Series 2010-1 Principal Amount as of such date over (B) the sum of (1) the amount of cash and Permitted Investments on deposit in the Series 2010-1 Excess Collection Account (after giving effect to any withdrawals therefrom on such date in accordance with Section 3.2(e) of this Series Supplement) and (2) the amount of cash and Permitted Investments on deposit in the Series 2010-1 Collection Account and available for reduction of the Series 2010-1 Principal Amount, in each case, as of such date.

“Series 2010-1 Asset Amount” means, as of any date of determination, the product of (i) the Series 2010-1 Asset Percentage as of such date and (ii) the Aggregate Asset Amount as of such date.

“Series 2010-1 Asset Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which shall be equal to the Series 2010-1 Required Asset Amount, determined during the Series 2010-1 Revolving Period as of the last day of the immediately preceding Related Month (or, until the end of the initial Related Month after the Series 2010-1 Closing Date, on the Series 2010-1 Closing Date), or, during the Series 2010-1 Rapid Amortization Period, as of the last day of the Series 2010-1 Revolving Period, and the denominator of which shall be the greater of (I) the Aggregate Asset Amount as of the end of the immediately preceding Related Month or, until the end of the initial Related Month after the Series 2010-1 Closing Date, as of the Series 2010-1 Closing Date and (II) as of the same date as in clause (I), the Aggregate Required Asset Amount.

“Series 2010-1 Available Cash Collateral Account Amount” means, as of any date of determination, the amount on deposit in the Series 2010-1 Cash Collateral Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2010-1 Available Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Series 2010-1 Reserve Account.

“Series 2010-1 Base Rate Tranche” means that portion of the Series 2010-1 Principal Amount purchased or maintained with Advances which bear interest by reference to the Series 2010-1 Base Rate.

“Series 2010-1 Cash Collateral Account” has the meaning specified in Section 3.9(f) of this Series Supplement.

“Series 2010-1 Cash Collateral Account Collateral” has the meaning specified in Section 3.9(a) of this Series Supplement.

“Series 2010-1 Cash Collateral Account Interest and Earnings” means with respect to a Series 2010-1 Cash Collateral Account all interest and earnings (net of losses and investment expenses) paid on funds on deposit in such Series 2010-1 Cash Collateral Account.

“Series 2010-1 Cash Collateral Account Surplus” means, with respect to any Payment Date, the lesser of (a) the Series 2010-1 Available Cash Collateral Account Amount and (b) the lesser of (i) the excess, if any, of the Series 2010-1 Adjusted Enhancement Amount (after giving effect to any withdrawal from the Series 2010-1 Reserve Account on such Payment Date) over the Series 2010-1 Required Enhancement Amount on such Payment Date and (ii) the excess, if any, of the Series 2010-1 Adjusted Liquidity Amount over the Series 2010-1 Required Liquidity Amount on such Payment Date.

“Series 2010-1 Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2010-1 Available Cash Collateral Account Amount as of such date and the denominator of which is the Series 2010-1 Letter of Credit Liquidity Amount as of such date.

“Series 2010-1 Certificate of Credit Demand” means a certificate in the form of Annex A to a Series 2010-1 Letter of Credit.

“Series 2010-1 Certificate of Preference Payment Demand” means a certificate in the form of Annex C to a Series 2010-1 Letter of Credit.

“Series 2010-1 Certificate of Termination Demand” means a certificate in the form of Annex D to a Series 2010-1 Letter of Credit.

“Series 2010-1 Certificate of Unpaid Demand Note Demand” means a certificate in the form of Annex B to Series 2010-1 Letter of Credit.

“Series 2010-1 Closing Date” means May 24, 2010.

“Series 2010-1 Collateral” means the Collateral, the Series 2010-1 Interest Rate Caps, each Series 2010-1 Letter of Credit, the Series 2010-1 Series Account Collateral, the Series 2010-1 Cash Collateral Account Collateral, the Series 2010-1 Demand Note, the Series 2010-1 Distribution Account Collateral and the Series 2010-1 Reserve Account Collateral.

“Series 2010-1 Collection Account” has the meaning specified in Section 3.1(a) of this Series Supplement.

“Series 2010-1 CP Tranche” means that portion of the Series 2010-1 Principal Amount purchased or maintained with Advances which bear interest by reference to the CP Rate.

“Series 2010-1 Daily Interest Amount” means, for any day in a Series 2010-1 Interest Period, an amount equal to the result of (a) the product of (i) the Series 2010-1 Note Rate for such Series 2010-1 Interest Period and (ii) the Series 2010-1 Principal Amount as of the close of business on such date divided by (b) 360.

“Series 2010-1 Deficiency Amount” has the meaning specified in Section 3.3(e) of this Series Supplement.

“Series 2010-1 Demand Note” means each demand note made by Zipcar, substantially in the form of Exhibit G-2 to this Series Supplement, as amended, modified or restated from time to time in accordance with its terms and the terms of this Series Supplement.

“Series 2010-1 Demand Note Payment Amount” means, as of any date of determination, the excess, if any, of (a) the aggregate amount of all proceeds of demands made on the Series 2010-1 Demand Note that were deposited into the Series 2010-1 Distribution Account and paid to the Series 2010-1 Noteholders during the one year period ending on such date of determination over (b) the amount of any Preference Amount relating to such proceeds that has been repaid to ZVF (or any payee of ZVF) with the proceeds of any Series 2010-1 LOC Preference Payment Disbursement (or any withdrawal from any Series 2010-1 Cash Collateral Account); provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Zipcar shall have occurred on or before such date of determination, the Series 2010-1 Demand Note Payment Amount shall equal (i) on any date of determination until the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings (or on any earlier date upon which the statute of limitations in respect of avoidance actions in such proceedings has run or when such actions otherwise become unavailable to the bankruptcy estate), the Series 2010-1 Demand Note Payment Amount as if it were calculated as of the date of the occurrence of such Event of Bankruptcy and (ii) on any date of determination thereafter, $0.

“Series 2010-1 Deposit Date” has the meaning specified in Section 3.2 of this Series Supplement.

“Series 2010-1 Designated Account” has the meaning specified in Section 3.11(a) of this Series Supplement.

“Series 2010-1 Disbursement” shall mean any Series 2010-1 LOC Credit Disbursement, any Series 2010-1 LOC Preference Payment Disbursement, any Series 2010-1 LOC Termination Disbursement or any Series 2010-1 LOC Unpaid Demand Note Disbursement under the Series 2010-1 Letters of Credit or any combination thereof.

“Series 2010-1 Distribution Account” has the meaning specified in Section 3.10(a) of this Series Supplement.

“Series 2010-1 Distribution Account Collateral” has the meaning specified in Section 3.10(d) of this Series Supplement.

“Series 2010-1 Downgrade Event” has the meaning specified in Section 3.9(c) of this Series Supplement.

“Series 2010-1 Eligible Letter of Credit Provider” means a Person having, at the time of the issuance of the related Series 2010-1 Letter of Credit, (i) a long-term senior unsecured debt rating (or the equivalent thereof in the case of Moody’s or Standard & Poor’s, as applicable) of at least “A1” from Moody’s and at least “A” from Standard & Poor’s and a short-term senior unsecured debt rating (or the equivalent thereof in the case of Moody’s or Standard & Poor’s, as applicable) of at least “P-1” from Moody’s and at least “A-1” from Standard & Poor’s and (ii) capital, surplus and undivided profits of not less than $500,000,000 as set forth in its most recent published annual report of condition.

“Series 2010-1 Enhancement Amount” means, as of any date of determination, the sum of (i) the Series 2010-1 Overcollateralization Amount as of such date, (ii) the Series 2010-1 Letter of Credit Amount as of such date and (iii) the Series 2010-1 Available Reserve Account Amount as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2010-1 Enhancement Deficiency” means, as of any date of determination, the amount by which the Series 2010-1 Adjusted Enhancement Amount is less than the Series 2010-1 Required Enhancement Amount, in each case as of such date.

“Series 2010-1 Eurodollar Rate (Reserve Adjusted)” means the “Eurodollar Rate (Reserve Adjusted)” as defined in the Series 2010-1 Note Purchase Agreement.

“Series 2010-1 Eurodollar Tranche” means that portion of the Series 2010-1 Principal Amount purchased or maintained with Advances which bear interest by reference to the Series 2010-1 Eurodollar Rate (Reserve Adjusted).

“Series 2010-1 Excess Collection Account” has the meaning specified in Section 3.1(a) of this Series Supplement.

“Series 2010-1 Expected Final Payment Date” means the Payment Date occurring in the twenty-fourth calendar month after the calendar month in which the Series 2010-1 Commitment Termination Date occurs.

“Series 2010-1 Highest Enhancement Percentage” means, with respect to any date of determination, 55% (or such lower percentage as may be agreed to by ZVF and each Series 2010-1 Noteholder).

“Series 2010-1 Highest Enhancement Vehicle Percentage” means, as of any date of determination, the Non-Investment Grade Manufacturer Non-Program Vehicle Percentage, as of such date.

“Series 2010-1 Initial Principal Amount” means the aggregate initial principal amount of the Series 2010-1 Notes, which is $33,600,000.

“Series 2010-1 Interest Period” means a period commencing on and including a Payment Date and ending on and including the day preceding the next succeeding Payment Date; provided, however, that the initial Series 2010-1 Interest Period shall commence on and include the Series 2010-1 Closing Date and end on and include June 24, 2010.

“Series 2010-1 Interest Rate Cap” means any interest rate cap entered into in accordance with the provisions of Section 3.12(a) of this Series Supplement, including, without limitation, the Series 2010-1 Interest Rate Cap Documents with respect thereto; provided that for the avoidance of doubt each Series 2010-1 Interest Rate Cap shall constitute a “Series-Specific Swap Agreement”, but shall not constitute a “Swap Agreement” for all purposes under the Base Indenture or any other Related Document.

“Series 2010-1 Interest Rate Cap Documents” means, with respect to any Series 2010-1 Interest Rate Cap, the ISDA Master Agreement which governs such Series 2010-1 Interest Rate Cap, together with the schedule and credit support annex thereto and the applicable confirmations thereunder.

“Series 2010-1 Intermediate Enhancement Percentage” means, with respect to any date of determination, 52% (or such lower percentage as may be agreed to by ZVF and each Series 2010-1 Noteholder).

“Series 2010-1 Intermediate Enhancement Vehicle Percentage” means, as of any date of determination, the excess of (i) 100% over (ii) the sum of (x) the Series 2010-1 Lowest Enhancement Vehicle Percentage as of such date plus (y) the Series 2010-1 Highest Enhancement Vehicle Percentage as of such date.

“Series 2010-1 Invested Percentage” means, on any date of determination:

(a) when used with respect to Principal Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which shall be equal to the Series 2010-1 Required Asset Amount, determined (x) during the Series 2010-1 Revolving Period, as of the last day of the immediately preceding Related Month (or, until the end of the initial Related Month after the Series 2010-1 Closing Date, on the Series 2010-1 Closing Date), (y) following the commencement of the Series 2010-1 Rapid Amortization Period but prior to the occurrence of an Amortization Event with respect to any other Series of Notes during such Series 2010-1 Rapid Amortization Period, as of the last day of the Series 2010-1 Revolving Period and (z) following the commencement of the Series 2010-1 Rapid Amortization Period and after the occurrence of an Amortization Event with respect to any other Series of Notes during such Series 2010-1 Rapid Amortization Period, as of the Business Day immediately preceding the day on which the last occurring Amortization Event with respect to any other Series of Notes is deemed to have occurred, and the denominator of which shall be the greater of (I) the Aggregate Asset Amount as of the end of the

immediately preceding Related Month or, until the end of the initial Related Month after the Series 2010-1 Closing Date, as of the Series 2010-1 Closing Date and (II) the sum of the numerators used to determine the Invested Percentages with respect to Principal Collections as of such date for all Series of Notes and all Classes of such Series of Notes;

(b) when used with respect to Interest Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which shall be the Series 2010-1 Accrued Amounts on such date of determination, and the denominator of which shall be the aggregate Accrued Amounts with respect to all Series of Notes on such date of determination.

“Series 2010-1 Investor Group” means an “Investor Group” as defined in the Series 2010-1 Note Purchase Agreement.

“Series 2010-1 Investor Group Principal Amount” means “Investor Group Principal Amount” as defined in the Series 2010-1 Note Purchase Agreement.

“Series 2010-1 Lease Interest Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Interest Collections which pursuant to Section 3.2(a) or (b) of this Series Supplement would have been deposited into the Series 2010-1 Accrued Interest Account if all payments of Monthly Variable Rent required to have been made under the ZVF Lease from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Interest Collections which pursuant to Section 3.2(a), or (b) of this Series Supplement have been received for deposit into the Series 2010-1 Accrued Interest Account from but excluding the preceding Payment Date to and including such Payment Date.

“Series 2010-1 Lease Payment Deficit” means either a Series 2010-1 Lease Interest Payment Deficit or a Series 2010-1 Lease Principal Payment Deficit.

“Series 2010-1 Lease Principal Payment Carryover Deficit” means (a) for the initial Payment Date, zero and (b) for any other Payment Date, the excess, if any, of (x) the Series 2010-1 Lease Principal Payment Deficit, if any, on the preceding Payment Date over (y) the amount deposited in the Series 2010-1 Distribution Account pursuant to Section 3.5(b) of this Series Supplement on such preceding Payment Date on account of such Series 2010-1 Lease Principal Payment Deficit.

“Series 2010-1 Lease Principal Payment Deficit” means on any Payment Date the sum of (a) the Series 2010-1 Monthly Lease Principal Payment Deficit for such Payment Date and (b) the Series 2010-1 Lease Principal Payment Carryover Deficit for such Payment Date.

“Series 2010-1 Letter of Credit” means an irrevocable letter of credit, substantially in the form of Exhibit B to this Series Supplement issued by a Series 2010-1 Eligible Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2010-1 Noteholders.

“Series 2010-1 Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn on such date under the Series 2010-1 Letters of Credit, as specified therein, and (ii) if the Series 2010-1 Cash Collateral Account has been established and funded pursuant to Section 3.9 of this Series Supplement, the Series 2010-1 Available Cash Collateral Account Amount on such date and (b) the outstanding principal amount of the Series 2010-1 Demand Note on such date.

“Series 2010-1 Letter of Credit Expiration Date” means, with respect to any Series 2010-1 Letter of Credit, the expiration date set forth in such Series 2010-1 Letter of Credit, as such date may be extended in accordance with the terms of such Series 2010-1 Letter of Credit.

“Series 2010-1 Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn on such date under each Series 2010-1 Letter of Credit, as specified therein, and (b) if a Series 2010-1 Cash Collateral Account has been established and funded pursuant to Section 3.9(e) of this Series Supplement, the Series 2010-1 Available Cash Collateral Account Amount on such date.

“Series 2010-1 Letter of Credit Provider” means the issuer of a Series 2010-1 Letter of Credit.

“Series 2010-1 Letter of Credit Reimbursement Agreement” means any and each reimbursement agreement providing for the reimbursement of a Series 2010-1 Letter of Credit Provider for draws under its Series 2010-1 Letter of Credit, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

“Series 2010-1 Liquidity Amount” means, as of any date of determination, the sum of (a) the Series 2010-1 Letter of Credit Liquidity Amount and (b) the Series 2010-1 Available Reserve Account Amount on such date (after giving effect to any deposits thereto on such date).

“Series 2010-1 Liquidity Deficiency” means, as of any date of determination, the amount, if any, by which the Series 2010-1 Adjusted Liquidity Amount is less than the Series 2010-1 Required Liquidity Amount, in each case, as of such date.

“Series 2010-1 Liquidity Surplus” means, with respect to any date of determination, the excess, if any, of the Series 2010-1 Adjusted Liquidity Amount over the Series 2010-1 Required Liquidity Amount, in each case, as of such date.

“Series 2010-1 LOC Credit Disbursement” means an amount drawn under a Series 2010-1 Letter of Credit pursuant to a Series 2010-1 Certificate of Credit Demand.

“Series 2010-1 LOC Preference Payment Disbursement” means an amount drawn under a Series 2010-1 Letter of Credit pursuant to a Series 2010-1 Certificate of Preference Payment Demand.

“Series 2010-1 LOC Termination Disbursement” means an amount drawn under a Series 2010-1 Letter of Credit pursuant to a Series 2010-1 Certificate of Termination Demand.

“Series 2010-1 LOC Unpaid Demand Note Disbursement” means an amount drawn under a Series 2010-1 Letter of Credit pursuant to a Series 2010-1 Certificate of Unpaid Demand Note Demand.

“Series 2010-1 Lowest Enhancement Percentage” means, with respect to any date of determination, 28% (or such lower percentage as may be agreed to by ZVF and each Series 2010-1 Noteholder).

“Series 2010-1 Lowest Enhancement Vehicle Percentage” means, as of any date of determination, the sum of (a) the Category 1 Manufacturer Eligible Program Vehicle Percentage as of such date plus (b) the Capped Category 2 Manufacturer Eligible Program Vehicle Percentage as of such date.

“Series 2010-1 Maximum Amount” means any of the Series 2010-1 Maximum Audi Amount, Series 2010-1 Maximum BMW/Mini Amount, the Series 2010-1 Maximum Daimler/Smart Amount, the Series 2010-1 Maximum Fiat/Alfa Romeo Amount, the Series 2010-1 Maximum Ford Amount, the Series 2010-1 Maximum GM Amount, the Series 2010-1 Maximum Honda/Acura Amount, the Series 2010-1 Maximum Hyundai/Kia Amount, the Series 2010-1 Maximum Mazda Amount, the Series 2010-1 Maximum Nissan/Infiniti Amount, the Series 2010-1 Maximum Non-Eligible Manufacturer Amount, the Series 2010-1 Maximum Subaru Amount, the Series 2010-1 Maximum Toyota/Scion/Lexus Amount, the Series 2010-1 Maximum Volkswagen/Audi Amount and the Series 2010-1 Maximum Volvo Amount.

“Series 2010-1 Maximum Audi Amount” means, as of any date of determination, an amount equal to 30% of the Adjusted Aggregate Asset Amount on such date.”

“Series 2010-1 Maximum BMW/Mini Amount” means, as of any date of determination, an amount equal to 50% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Maximum Daimler/Smart Amount” means, as of any date of determination, an amount equal to 50% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Maximum Fiat/Alfa Romeo Amount” means, as of any date of determination, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Maximum Ford Amount” means, as of any date of determination, an amount equal to 20% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Maximum GM Amount” means, as of any date of determination, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Maximum Honda/Acura Amount” means, as of any date of determination, an amount equal to 50% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Maximum Hyundai/Kia Amount” means, as of any date of determination, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Maximum Investor Group Principal Amount” means “Maximum Investor Group Principal Amount” as defined in the Series 2010-1 Note Purchase Agreement.

“Series 2010-1 Maximum Mazda Amount” means, as of any date of determination, an amount equal to 35% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Maximum Nissan/Infiniti Amount” means, as of any date of determination, an amount equal to 25% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Maximum Non-Eligible Manufacturer Amount” means, as of any date of determination, an amount equal to 3% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Maximum Principal Amount” means, $50,000,000; provided that such amount may be (i) reduced at any time and from time to time by ZVF upon notice to each Series 2010-1 Noteholder, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of the Series 2010-1 Note Purchase Agreement and this Series Supplement, (ii) increased at any time and from time to time by ZVF upon notice to each Series 2010-1 Noteholder, each Conduit Investor and each Committed Note Purchaser with the consent of each such party, or (iii) increased at any time and from time to time upon a Series 2010-1 Additional Investor Group becoming party to the Series 2010-1 Note Purchase Agreement in accordance with the terms thereof.

“Series 2010-1 Maximum Subaru Amount” means, as of any date of determination, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Maximum Toyota/Scion/Lexus Amount” means, as of any date of determination, an amount equal to 50% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Maximum Volkswagen/Audi Amount” means, as of any date of determination, an amount equal to 40% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Maximum Volvo Amount” means, as of any date of determination, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such date.

“Series 2010-1 Monthly Default Interest Amount” means, with respect to any Payment Date, the sum of (i) an amount equal to the product of (x) 2.0% and (y) the result of (a) the sum of the Series 2010-1 Principal Amount for each day during the related Series 2010-1 Interest Period (after giving effect to any increases or decreases to the Series 2010-1 Principal Amount on such day) during which an Amortization Event with respect to the Series 2010-1 Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2010-1 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).

“Series 2010-1 Monthly Interest” means, with respect to any Payment Date, the sum of (i) the Series 2010-1 Daily Interest Amount for each day in the related Series 2010-1 Interest Period, plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2010-1 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Series 2010-1 Note Rate), plus (iii) the Undrawn Fee for such Payment Date, calculated in accordance with Section 3.02(b) of the Series 2010-1 Note Purchase Agreement.

“Series 2010-1 Monthly Lease Principal Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Principal Collections which pursuant to Section 3.2(a), or (b) of this Series Supplement would have been deposited into the Series 2010-1 Collection Account if all payments required to have been made under the ZVF Lease from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Principal Collections which pursuant to Section 3.2(a) or (b) of this Series Supplement have been received for deposit into the Series 2010-1 Collection Account (without giving effect to any amounts deposited into the Series 2010-1 Accrued Interest Account pursuant to the proviso in Section 3.2(b)(ii) of this Series Supplement) from but excluding the preceding Payment Date to and including such Payment Date.

“Series 2010-1 New ZVF Vehicle Market Value Adjustment Amount” means, as of any date of determination, an amount equal to the product of (a) the Series 2010-1 Required Asset Amount Percentage as of the immediately preceding Business Day and (b) the sum, for all New ZVF Vehicles as of such date, of the New ZVF Vehicle Market Value Adjustment Amount as of such date with respect to each such New ZVF Vehicle.

“Series 2010-1 Noteholder” means each Person in whose name a Series 2010-1 Note is registered in the Note Register.

“Series 2010-1 Note Purchase Agreement” means the Amended and Restated Series 2010-1 Note Purchase Agreement, dated as of May 11, 2011, among ZVF, the Administrator, the Servicer, the Lessee, the Funding Agents, the Conduit Investors, the Committed Note Purchasers and the Administrative Agent, pursuant to which the Series 2010-1 Investor Groups have agreed to purchase the Series 2010-1 Notes from ZVF, subject to the terms and conditions set forth therein, as amended, modified or supplemented from time to time.

“Series 2010-1 Note Rate” means, for any Series 2010-1 Interest Period, the sum of (i) the weighted average of (x) the weighted average of the CP Rates applicable to the Series 2010-1 CP Tranche, (y) the weighted average of the Series 2010-1 Eurodollar Rates (Reserve Adjusted) applicable to the Series 2010-1 Eurodollar Tranche and (z) the weighted average of the Series 2010-1 Base Rates applicable to the Series 2010-1 Base Rate Tranche, in each case for the Series 2010-1 Interest Period and (ii) the weighted average of the applicable Series 2010-1 Program Fee Rates for such Series 2010-1 Interest Period; provided, however, that the Series 2010-1 Note Rate will in no event be higher than the maximum rate permitted by applicable law.

“Series 2010-1 Notes” means any one of the Series 2010-1 Variable Funding Car Sharing Asset Backed Notes executed by ZVF and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.

“Series 2010-1 Notice of Reduction” means a notice in the form of Annex G to a Series 2010-1 Letter of Credit.

“Series 2010-1 Outstanding Amount” means, as of any date of determination, the sum of (i) the Series 2010-1 Principal Amount as of such date, (ii) all accrued and unpaid interest thereon as of such date and (iii) any other amounts due and payable to the Administrative Agent and the Series 2010-1 Noteholders pursuant to the Series 2010-1 Note Purchase Agreement as of such date.

“Series 2010-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the sum of (i) the Series 2010-1 Initial Principal Amount plus (ii), without duplication, the sum of the Series 2010-1 Additional Investor Group Initial Principal Amounts for each Series 2010-1 Additional Investor Group as of such date minus (b) the aggregate amount of principal payments (whether pursuant to a Decrease, a redemption or otherwise) made to the Series 2010-1 Noteholders after the Restatement Effective Date and on or prior to such date plus (c) any Increases in the Series 2010-1 Principal Amount pursuant to Section 2.1(a) of this Series Supplement after the Restatement Effective Date and on or prior to such date.

“Series 2010-1 Overcollateralization Amount” means, as of any date of determination, (i) on which no Aggregate Asset Amount Deficiency exists, the Series 2010-1 Required Overcollateralization Amount as of such date or (ii) on which an Aggregate Asset Amount Deficiency exists, the excess, if any, of the Series 2010-1 Asset Amount over the Series 2010-1 Adjusted Principal Amount as of such date.

“Series 2010-1 Past Due Rent Payment” has the meaning specified in Section 3.2(c) of this Series Supplement.

“Series 2010-1 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2010-1 Principal Amount as of such date and the denominator of which is the Aggregate Principal Amount as of such date.

“Series 2010-1 Principal Amount” means when used with respect to any date, an amount equal to the Series 2010-1 Outstanding Principal Amount plus the amount of any principal payments made to Series 2010-1 Noteholders that have been rescinded or otherwise returned by the Series 2010-1 Noteholders for any reason; provided that, during the Series 2010-1 Revolving Period, for purposes of determining whether or not the Series 2010-1 Noteholders or the Required Noteholders have given any consent, waiver, direction or instruction, the Series 2010-1 Principal Amount held by such Series 2010-1 Noteholder shall be deemed to include, without double-counting, the undrawn portion of the Series 2010-1 Maximum Investor Group Principal Amount for such Series 2010-1 Noteholder’s Series 2010-1 Investor Group.

“Series 2010-1 Principal Allocation” has the meaning specified in Section 3.2 (a)(ii) of this Series Supplement.

“Series 2010-1 Program Fee Rate” means the “Program Fee Rate” as defined in the Series 2010-1 Note Purchase Agreement.

“Series 2010-1 Program Vehicle Depreciation Enhancement Amount” means, as of any date of determination, the product of (a) the Series 2010-1 Required Asset Amount Percentage as of the immediately preceding Business Day and (b) the sum of the Program Vehicle Depreciation Enhancement Amounts for all Pre-MRE Eligible Program Vehicles as of such date.

“Series 2010-1 Rapid Amortization Payment Period” means, with respect to any Payment Date during the Series 2010-1 Rapid Amortization Period, the period from but excluding the Determination Date immediately preceding the prior Payment Date (or, in the case of the first Payment Date during the Series 2010-1 Rapid Amortization Period, the period from and including the date of the commencement of such Series 2010-1 Rapid Amortization Period) to and including the Determination Date immediately preceding such Payment Date; provided that any Monthly Base Rent paid by the Lessee under the ZVF Lease on a Payment Date during the Series 2010-1 Rapid Amortization Period shall be deemed to have been received during the Series 2010-1 Rapid Amortization Payment Period with respect to such Payment Date.

“Series 2010-1 Rapid Amortization Period” means the period beginning on the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2010-1 Notes, and ending upon the earlier to occur of (i) the date on which (A) the Series 2010-1 Notes are fully paid and (B) the termination of the Indenture.

“Series 2010-1 Repurchase Amount” has the meaning specified in Section 6.1(a) of this Series Supplement.

“Series 2010-1 Required Asset Amount” means, as of any date of determination, the sum of (i) the Series 2010-1 Adjusted Principal Amount as of such date and (ii) the Series 2010-1 Required Overcollateralization Amount as of such date.

“Series 2010-1 Required Asset Amount Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2010-1 Required Asset Amount and the denominator of which is the Aggregate Required Asset Amount as of such date.

“Series 2010-1 Required Enhancement Amount” means, as of any date of determination, the sum of (a) the product of (i) the Series 2010-1 Required Enhancement Percentage as of such date and (ii) the Series 2010-1 Adjusted Principal Amount as of such date, (b) the Series 2010-1 New ZVF Vehicle Market Value Adjustment Amount as of such date, (c) the Series 2010-1 Required Incremental Enhancement Amount as of such date and (d) the Series 2010-1 Program Vehicle Depreciation Enhancement Amount as of such date; provided, however, that, as of any date of determination after the occurrence of a Limited Liquidation Event of Default, the Series 2010-1 Required Enhancement Amount shall equal the lesser of (x) the Series 2010-1 Adjusted Principal Amount as of such date and (y) the sum of (a) the product of (x) the Series 2010-1 Required Enhancement Percentage as of such date and (y) the Series 2010-1 Adjusted Principal Amount as of such date, (b) the Series 2010-1 New ZVF Vehicle Market Value Adjustment Amount as of such date, (c) the Series 2010-1 Required Incremental Enhancement Amount as of such date and (d) the Series 2010-1 Program Vehicle Depreciation Enhancement Amount as of such date.

“Series 2010-1 Required Enhancement Percentage” means, as of any date of determination, the greater of (I) 49% and (II) the sum of (a) the sum of (i) the product of (1) the Series 2010-1 Lowest Enhancement Percentage as of such date and (2) the Series 2010-1 Lowest Enhancement Vehicle Percentage as of such date, (ii) the product of (1) the Series 2010-1 Intermediate Enhancement Percentage as of such date and (2) the Series 2010-1 Intermediate Enhancement Vehicle Percentage as of such date and (iii) the product of (1) the Series 2010-1 Highest Enhancement Percentage and (2) the Series 2010-1 Highest Enhancement Vehicle Percentage and (b) if positive, a percentage equal to the sum of (i) the product of (1) 100% minus the Measurement Month Average with respect to the immediately preceding Measurement Month and (2) the New ZVF Vehicle

Percentage as of such date and (ii) the product of (1) 100% minus the lower of (A) the Measurement Month Average for the immediately preceding Measurement Month and (B) the lowest Standard ZVF Vehicle Market Value Average as of each of the three Determination Dates immediately preceding such date (or, if such date is a Determination Date, as of such date and the two Determination Dates immediately preceding such date) and (2) the Standard ZVF Vehicle Percentage as of such date

“Series 2010-1 Required Incremental Enhancement Amount” means

(i) as of the Series 2010-1 Closing Date, $0; and (ii) as of any date thereafter on which the Series 2010-1 Adjusted Principal Amount is greater than zero, the product of (A) the Series 2010-1 Required Asset Amount Percentage as of the immediately preceding Business Day and (B) the sum of (1) the excess, if any, of the Audi Amount over the Series 2010-1 Maximum Audi Amount as of such immediately preceding Business Day, (2) the excess, if any, of the BMW/Mini Amount over the Series 2010-1 Maximum BMW/Mini Amount as of such immediately preceding Business Day, (3) the excess, if any, of the Daimler/Smart Amount over the Series 2010-1 Maximum Daimler/Smart Amount as of such immediately preceding Business Day, (4) the excess, if any, of the Fiat/Alfa Romeo Amount over the Series 2010-1 Maximum Fiat/Alfa Romeo Amount as of such immediately preceding Business Day, (5) the excess, if any, of the Ford Amount over the Series 2010-1 Maximum Ford Amount as of such immediately preceding Business Day, (6) the excess, if any, of the GM Amount over the Series 2010-1 Maximum GM Amount as of such immediately preceding Business Day, (7) the excess, if any, of the Honda/Acura Amount over the Series 2010-1 Maximum Honda/Acura Amount as of such immediately preceding Business Day, (8) the excess, if any, of the Hyundai/Kia Amount over the Series 2010-1 Maximum Hyundai/Kia Amount as of such immediately preceding Business Day, (9) the excess, if any, of the Mazda Amount over the Series 2010-1 Maximum Mazda Amount as of such immediately preceding Business Day, (10) the excess, if any, of the Nissan/Infiniti Amount over the Series 2010-1 Maximum Nissan/Infiniti Amount as of such immediately preceding Business Day, (11) the excess, if any, of the Subaru Amount over the Series 2010-1 Maximum Subaru Amount as of such immediately preceding Business Day, (12) the excess, if any, of the Toyota/Scion/Lexus Amount over the Series 2010-1 Maximum Toyota/Scion/Lexus Amount as of such immediately preceding Business Day, (13) the excess, if any, of the Volkswagen/Audi Amount over the Series 2010-1 Maximum Volkswagen/Audi Amount as of such immediately preceding Business Day, (14) the excess, if any, of the Volvo Amount over the Series 2010-1 Maximum Volvo Amount as of such immediately preceding Business Day and (15) the excess, if any, of the Non-Eligible Manufacturer Amount over the Series 2010-1 Maximum Non-Eligible Manufacturer Amount as of such immediately preceding Business Day.

“Series 2010-1 Required Liquidity Amount” means, as of any date of determination, an amount equal to the product of (A) the Series 2010-1 Required Liquidity Percentage as of such date and (B) the Series 2010-1 Adjusted Principal Amount as of such date.

“Series 2010-1 Required Liquidity Percentage” means, as of any date of determination, 8.25%.

“Series 2010-1 Required Overcollateralization Amount” means, as of any date of determination, the excess, if any, of (a) the Series 2010-1 Required Enhancement Amount as of such date over (b) the sum of (i) the Series 2010-1 Available Reserve Account Amount as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) and (ii) the portion of the Series 2010-1 Letter of Credit Amount which constitutes part of the Series 2010-1 Adjusted Enhancement Amount as of such date.

“Series 2010-1 Required Reserve Account Amount” means, with respect to any date of determination, an amount equal to the greater of (a) the excess, if any, of the Series 2010-1 Required Liquidity Amount over the Series 2010-1 Letter of Credit Liquidity Amount, in each case, as of such date, excluding from the calculation thereof the amount available to be drawn under any Series 2010-1 Letter of Credit if at the time of such calculation (A) such Series 2010-1 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2010-1 Letter of Credit Provider of such Series 2010-1 Letter of Credit, (C) such Series 2010-1 Letter of Credit Provider shall have repudiated such Series 2010-1 Letter of Credit or failed to honor a draw thereon made in accordance with the terms thereof or (D) a Series 2010-1 Downgrade Event shall have occurred and be continuing for at least 30 days with respect to the Series 2010-1 Letter of Credit Provider of such Series 2010-1 Letter of Credit and (b) the excess, if any, of the Series 2010-1 Required Enhancement Amount over the Series 2010-1 Adjusted Enhancement Amount (excluding therefrom the Series 2010-1 Available Reserve Account Amount), in each case, as of such date.

“Series 2010-1 Reserve Account” has the meaning specified in Section 3.8(a) of this Series Supplement.

“Series 2010-1 Reserve Account Collateral” has the meaning specified in Section 3.8(d) of this Series Supplement.

“Series 2010-1 Reserve Account Surplus” means, with respect to any date of determination, the excess, if any, of the Series 2010-1 Available Reserve Account Amount (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) over the Series 2010-1 Required Reserve Account Amount, in each case, as of such date.

“Series 2010-1 Revolving Period” means the period from and including the Series 2010-1 Closing Date to the commencement of the Series 2010-1 Rapid Amortization Period.

“Series 2010-1 Series Account Collateral” has the meaning specified in Section 3.1(d) of this Series Supplement.

“Series 2010-1 Series Accounts” has the meaning specified in Section 3.1(a) of this Series Supplement.

“Series Supplement” has the meaning set forth in the preamble of this Series Supplement.

“Servicer Event of Default” means the occurrence of an event that results in amounts outstanding under the Servicer’s Senior Credit Facilities becoming capable of being declared immediately due and payable by the lenders thereunder and that has not been waived by the lenders thereunder.

“Standard ZVF Vehicle” means a ZVF Vehicle that is an Eligible Vehicle and is a Non-Program Vehicle and is not a New ZVF Vehicle.

“Standard ZVF Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all Standard ZVF Vehicles as of such date and not sold or deemed to be sold under the Related Documents, plus (ii) with respect to Standard ZVF Vehicles that have been delivered and accepted for auction or otherwise sold and were Standard ZVF Vehicles at the time of such sale, any accrued and unpaid Monthly Base Rent with respect to such Standard ZVF Vehicles as of such date under the ZVF Lease, plus (iii) with respect to Standard ZVF Vehicles that have been delivered and accepted for auction or otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments with respect to such Standard ZVF Vehicles as of such date under the ZVF Lease, plus (iv) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Standard ZVF Vehicles as of such date that have not been sold or deemed to be sold under the Related Documents, minus (v) all amounts specified in clause (ii) or clause (iii) above which are past due as of such date after giving effect to any grace period provided for in the ZVF Lease for making such payments.

“Standard ZVF Vehicle Fleet Market Value” means, with respect to all Standard ZVF Vehicles as of any date of determination, the sum of the respective Third-Party Market Values of each such Standard ZVF Vehicle as of such date.

“Standard ZVF Vehicle Market Value Average” means, as of any date of determination on or after the initial Determination Date following the Initial Closing Date, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Standard ZVF Vehicle Fleet Market Value as of the preceding Determination Date (or as of such date, if such date is a Determination Date) and the denominator of which is the aggregate Net Book Value of all such Standard ZVF Vehicles as of such preceding Determination Date (or as of such date, if such date is a Determination Date).

“Standard ZVF Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Standard ZVF Vehicle Amount as of such date and the denominator of which is the excess of (x) the Aggregate Asset Amount over (y) the amount of cash and Permitted Investments on deposit in the Collection Account as of such date.

“Subaru Amount” means, as of any date of determination, an amount equal to the Manufacturer Vehicle Amount with respect to Subaru as of such date.

“Third-Party Market Value” means, with respect to any ZVF Vehicle as of any date of determination:

(a) if such ZVF Vehicle is a New ZVF Vehicle as of such date, (x) the Net Book Value with respect to such ZVF Vehicle as of such date minus (y) the excess of (i) the Capitalized Cost with respect to such ZVF Vehicle over (ii) the Discounted MSRP with respect to such ZVF Vehicle; and

(b) if such ZVF Vehicle is a Standard ZVF Vehicle as of such date, the wholesale market value of such ZVF Vehicle as specified in the Related Month’s published NADA Guide for the model class and model year of such ZVF Vehicle based on the average equipment and the average mileage of each ZVF Vehicle of such model class and model year; provided, that if the NADA Guide was not published in the Related Month or the NADA Guide is being published but such ZVF Vehicle is not included therein, the Third-Party Market Value of such ZVF Vehicle shall be based on the wholesale market value specified in the Finance Guide for the model class and model year of such ZVF Vehicle based on the average equipment and the average mileage of each ZVF Vehicle of such model class and model year; provided, further, that if the Finance Guide is being published but such ZVF Vehicle is not included therein or if the Finance Guide was not published in the Related Month, the Third-Party Market Value of such ZVF Vehicle shall be based on an independent third-party data source selected by the Servicer and approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), at the request of ZVF based on the average equipment and average mileage of each ZVF Vehicle of such model class and model year; provided, further, that if no such third-party data source or methodology shall have been so approved or any such third-party source or methodology is not available, the Third-Party Market Value of such ZVF Vehicle shall be equal to a reasonable estimate of the wholesale market value of such Vehicle as determined by the Servicer, based on the Net Book Value of such Vehicle and any other factors deemed relevant by the Servicer.

“Toyota/Scion/Lexus Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Vehicle Amounts with respect to Toyota, Scion and Lexus as of such date.

“Trustee” has the meaning specified in the preamble of this Series Supplement.

“Undrawn Fee” means the “Undrawn Fee” as defined in the Series 2010-1 Note Purchase Agreement.

“Volkswagen/Audi Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Vehicle Amounts with respect to Volkswagen and Audi as of such date.

“Voluntary Decrease” has the meaning specified in Section 2.2(b) of this Series Supplement.

“Volvo Amount” means, as of any date of determination, an amount equal to the Manufacturer Vehicle Amount with respect to Volvo as of such date.

“Voting Stock” means, with respect to any Person, shares of Capital Stock entitled to vote generally in the election of directors.

“Zipcar Fleet Vehicle Capitalized Cost” means, with respect to each Zipcar Fleet Vehicle, an amount equal to (a) the price paid for such Zipcar Fleet Vehicle by Zipcar or any subsidiary thereof to the Manufacturer, dealer or other Person selling such Zipcar Fleet Vehicle, as established by the invoice delivered in connection with the purchase of such Zipcar Fleet Vehicle, plus (b) any delivery charges for such Zipcar Fleet Vehicle, minus (c) the amount of any upfront incentive fees paid or payable to Zipcar or any subsidiary thereof by the Manufacturer of such Zipcar Fleet Vehicle in respect of the purchase of such Zipcar Fleet Vehicle.

“Zipcar Fleet Vehicle Depreciation Charges” means, with respect to any Zipcar Fleet Vehicle for any calendar month, a monthly depreciation charge equal to the product of (x) the Zipcar Fleet Vehicle Capitalized Cost with respect to such Zipcar Fleet Vehicle and (y) a percentage equal to the Depreciation Charge for such calendar month with respect to a ZVF Vehicle that is a Non-Program Vehicle of the same make, model and model year as such Zipcar Fleet Vehicle. The Zipcar Fleet Vehicle Depreciation Charge with respect to any Zipcar Fleet Vehicle for the calendar month in which such Zipcar Fleet Vehicle (x) becomes a Zipcar Fleet Vehicle or (y) is sold or otherwise ceases to be a Zipcar Fleet Vehicle, shall equal the product of (i) the Depreciation Charge for such calendar month with respect to such Zipcar Fleet Vehicle and (ii) 50%.

“Zipcar Fleet Vehicle Net Book Value” means, as of any date of determination, (x) with respect to any ZVF Vehicle, the Net Book Value of such ZVF Vehicle on such date and (y) with respect to each other Zipcar Fleet Vehicle, (a) the Zipcar Fleet Vehicle Capitalized Cost with respect to such Zipcar Fleet Vehicle minus (b) the aggregate Zipcar Fleet Vehicle Depreciation Charges accrued with respect to such Zipcar Fleet Vehicle through the last day of the most recently ended calendar month.

“Zipcar Fleet Vehicle” means any passenger automobile or light-duty truck that is owned directly or indirectly by Zipcar for use in its car sharing business (including any ZVF Vehicle) and titled in the United States and which is not an Eligible Program Vehicle.

ARTICLE II

INITIAL ISSUANCE AND INCREASES AND DECREASES

OF PRINCIPAL AMOUNT OF SERIES 2010-1 NOTES

Section 2.1. Initial Issuance; Procedure for Increasing the Series 2010-1 Principal Amount.

(a) On the Series 2010-1 Closing Date ZVF issued the Series 2010-1 Notes consisting of Class A Notes and Class B Notes. Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 2.1 (in the case of subsections (b)(i) through (b)(viii), subsection (b)(x) and, in the case of the issuance of Additional Series 2010-1 Notes, subsection (b)(ix), of this Section 2.1, as evidenced by an Advance Request delivered to the Trustee as to which the Trustee may rely) (i) on any Business Day during the Series 2010-1 Revolving Period, ZVF may issue Additional Series 2010-1 Notes in an aggregate initial principal amount equal to the Series 2010-1 Additional Investor Group Initial Principal Amount with respect to the related Series 2010-1 Additional Investor Group and (ii) on any Business Day during the Series 2010-1 Revolving Period, ZVF may, in accordance with the Series 2010-1 Note Purchase Agreements, increase the Series 2010-1 Principal Amount (each such increase referred to as an “Increase”), by issuing, at par, ratable amounts of additional principal amounts of the Series 2010-1 Notes. Each Increase of the Series 2010-1 Notes shall be made in accordance with the provisions of Sections 2.02 and 2.03 of the Series 2010-1 Note Purchase Agreement and shall be ratably allocated among the Series 2010-1 Notes, based on their respective portion of the Series 2010-1 Principal Amount prior to giving effect to such Increase. Proceeds from the initial issuance of the Series 2010-1 Notes were, and proceeds from any additional issuance of Additional Series 2010-1 Notes and from any Increase with respect to the Series 2010-1 Notes shall be, deposited into the Collection Account and such proceeds shall be allocated in accordance with Article III hereof. Upon each Increase, the Trustee shall, or shall cause the Registrar to, indicate in the Note Register such Increase.

(b) The Additional Series 2010-1 Notes will be issued on any Business Day during the Series 2010-1 Revolving Period that a Series 2010-1 Additional Investor Group becomes a party to the Series 2010-1 Note Purchase Agreement, and ZVF may request an Increase on any Business Day during the Series 2010-1 Revolving Period (subject to the limitations set forth in Section 2.2(a) below), in each case, pursuant to subsection (a) above, only upon satisfaction of each of the following conditions with respect to such additional issuance of Additional Series 2010-1 Notes and each proposed Increase:

(i) the amount of such issuance or Increase shall be equal to or greater than $500,000 and integral multiples of $100,000 in excess thereof;

(ii) after giving effect to such issuance or Increase, (A) the Series 2010-1 Investor Group Principal Amount with respect to each Series 2010-1 Investor Group shall not exceed the Series 2010-1 Maximum Investor Group

Principal Amount with respect to such Series 2010-1 Investor Group and (B) the Series 2010-1 Principal Amount shall not exceed the Series 2010-1 Maximum Principal Amount;

(iii) after giving effect to such issuance or Increase and the application of the proceeds thereof, no Series 2010-1 Enhancement Deficiency, Series 2010-1 Liquidity Deficiency or Aggregate Asset Amount Deficiency shall exist;

(iv) after giving effect to such issuance or Increase and the application of the proceeds thereof, the amount on deposit in the Series 2010-1 Reserve Account shall be equal to or greater than the Series 2010-1 Required Reserve Account Amount;

(v) no Amortization Event or Potential Amortization Event with respect to the Series 2010-1 Notes shall have occurred and be continuing and such issuance or Increase and the application of the proceeds thereof shall not result in the occurrence of (1) an Amortization Event with respect to the Series 2010-1 Notes or a Limited Liquidation Event of Default, or (2) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event with respect to the Series 2010-1 Notes or a Limited Liquidation Event of Default;

(vi) all representations and warranties set forth in Article 7 of the Base Indenture shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations expressly relate to an earlier date);

(vii) with respect to such issuance or any Increase, all conditions precedent to such issuance or the making of advances, as applicable, under the applicable Series 2010-1 Note Purchase Agreement shall have been satisfied;

(viii) ZVF shall have acquired and shall be maintaining in force one or more Series 2010-1 Interest Rate Caps in accordance with Section 3.12 of this Series Supplement after giving effect to such issuance or Increase;

(ix) with respect to the issuance of any Additional Series 2010-1 Notes, ZVF shall have received the prior written consent of each existing Series 2010-1 Noteholder; and

(x) after giving effect to such Increase, no more than three Increases shall have occurred during such calendar week.

Section 2.2. Procedure for Decreasing the Series 2010-1 Principal Amount.

(a) Mandatory Decrease.

(i) If on any date a Series 2010-1 Enhancement Deficiency exists, then ZVF shall instruct the Trustee to withdraw from the Series 2010-1 Excess Collection Account funds in an amount equal to the least of (x) the amount necessary, so that after giving effect to all Decreases of the Series 2010-1 Principal Amount on such date, no such Series 2010-1 Enhancement Deficiency shall exist, (y) the Series 2010-1 Principal Amount and (z) the amount of Principal Collections on deposit in the Series 2010-1 Excess Collection Account on such date and available for distribution to effect a Mandatory Decrease pursuant to Section 3.2(e) of this Series Supplement, and distribute such amount pro rata to the Series 2010-1 Noteholders in respect of principal on the Series 2010-1 Notes in accordance with Section 3.5(e) of this Series Supplement (in accordance with and subject to the limitations specified in Section 2.2(c) below).

(ii) If on any date an Aggregate Asset Amount Deficiency exists, then ZVF shall instruct the Trustee to withdraw from the Series 2010-1 Excess Collection Account funds in an amount equal to the least of (x) the Series 2010-1 Invested Percentage (with respect to Principal Collections) of the amount of such Aggregate Asset Amount Deficiency, (y) the Series 2010-1 Principal Amount as of the date of application of such funds and (z) the amount of Principal Collections on deposit in the Series 2010-1 Excess Collection Account on such date and available for distribution to effect a Mandatory Decrease pursuant to Section 3.2(e) of this Series Supplement, and distribute such amount pro rata to the Series 2010-1 Noteholders in respect of principal on the Series 2010-1 Notes in accordance with Section 3.5(e) of this Series Supplement (in accordance with and subject to the limitations specified in Section 2.2(c) below) (each reduction of the Series 2010-1 Principal Amount pursuant to this Section 2.2(a), a “Mandatory Decrease”).

(iii) With respect to any Mandatory Decrease of the Series 2010-1 Principal Amount, ZVF shall also instruct the Trustee to withdraw from the Series 2010-1 Excess Collection Account funds in an amount equal to any associated breakage costs (including Commercial Paper discounts and interest scheduled to accrue through the maturity of such Commercial Paper) incurred as a result of such Mandatory Decrease (paid together with such Mandatory Decrease and calculated in accordance with the procedures outlined in Section 6.1 of this Series Supplement for optional repurchases) to pay such costs pursuant to Section 3.2(e) of this Series Supplement.

(iv) Each Mandatory Decrease of the Series 2010-1 Principal Amount shall be ratably allocated among the Series 2010-1 Noteholders, based on their respective portion of the Series 2010-1 Principal Amount prior to giving effect to such Mandatory Decrease. Upon discovery of such a Series 2010-1 Enhancement Deficiency, Aggregate Asset Amount Deficiency, ZVF shall promptly deliver written notice (by facsimile with original to follow by mail) of any related Mandatory Decreases to the Trustee.

(b) Voluntary Decrease of Series 2010-1 Notes. On any Business Day, upon at least 3 Business Day’s prior notice to each Series 2010-1 Noteholder, each Conduit Investor, each Committed Note Purchaser and the Trustee, ZVF may decrease the Series 2010-1 Principal Amount (each such reduction of the Series 2010-1 Principal Amount pursuant to this Section 2.2(b), a “Voluntary Decrease”) by withdrawing from the Series 2010-1 Excess Collection Account or, after the conclusion of the Series 2010-1 Revolving Period, the Series 2010-1 Collection Account, an amount (subject to the last sentence of this Section 2.2(b)) up to the sum of all Principal Collections on deposit in such account (or, in the case of the Series 2010-1 Collection Account, up to the total amount available in such account for payment of principal of the Series 2010-1 Notes) and, in the case of the Series 2010-1 Excess Collection Account, available for distribution to effect a Voluntary Decrease pursuant to Section 3.2(e) of this Series Supplement, and distributing pro rata to the Series 2010-1 Noteholders in respect of principal of the Series 2010-1 Notes, the amount of such withdrawal in accordance with Section 3.5(e) of this Series Supplement, together with any associated breakage costs (including Commercial Paper discounts and interest scheduled to accrue through the maturity of such Commercial Paper) incurred as a result of such decrease (paid together with such decrease and calculated in accordance with the procedures outlined in Section 6.1 of this Series Supplement for optional repurchases); provided that ZVF shall not effect a Voluntary Decrease pursuant to this Section 2.2(b) more than three times in any calendar week; provided further that the Trustee shall not be required to monitor the compliance of ZVF with the limitation on the frequency of Voluntary Decreases set forth in the immediately preceding proviso. Such Voluntary Decrease shall be ratably allocated among the Series 2010-1 Noteholders, based on their respective portion of the Series 2010-1 Principal Amount. Each such Voluntary Decrease shall be, in the aggregate for all Series 2010-1 Notes, in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof.

(c) Upon distribution to the Series 2010-1 Noteholders of principal of the Series 2010-1 Notes in connection with each Decrease, the Trustee shall, or shall cause the Registrar to, indicate in the Note Register such Decrease. The amount of any Decrease shall not exceed the amount allocated to the Series 2010-1 Excess Collection Account or the Series 2010-1 Collection Account and available for distribution to Series 2010-1 Noteholders in respect of principal of the Series 2010-1 Notes on the date of such Decrease pursuant to the terms hereof; provided that, for the avoidance of doubt, (x) any amounts on deposit in the Series 2010-1 Collection Account and identified for payment to the Series 2010-1 Noteholders pursuant to Section 3.5(a) of this Series Supplement shall not be considered to be available for distribution to Series 2010-1 Noteholders pursuant to the terms of this Section 2.2.

ARTICLE III

SERIES 2010-1 ALLOCATIONS

With respect to the Series 2010-1 Notes only, the following shall apply:

Section 3.1. Series 2010-1 Series Accounts.

(a) Establishment of Series 2010-1 Series Accounts. ZVF has established and maintained, and shall continue to maintain, in the name of the Trustee for the benefit of the Series 2010-1 Noteholders three accounts: the Series 2010-1 Collection Account (such account, the “Series 2010-1 Collection Account”), the Series 2010-1 Accrued Interest Account (such account, the “Series 2010-1 Accrued Interest Account”) and the Series 2010-1 Excess Collection Account (such account, the “Series 2010-1 Excess Collection Account” and, together with the Series 2010-1 Collection Account and the Series 2010-1 Accrued Interest Account, the “Series 2010-1 Series Accounts”). Each Series 2010-1 Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-1 Noteholders. Each Series 2010-1 Series Account shall be an Eligible Deposit Account. If a Series 2010-1 Series Account is at any time no longer an Eligible Deposit Account, ZVF shall, within 10 Business Days of obtaining knowledge that such Series 2010-1 Series Account is no longer an Eligible Deposit Account, establish a new Series 2010-1 Series Account that is an Eligible Deposit Account and shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2010-1 Series Account into the new Series 2010-1 Series Account. Initially, each of the Series 2010-1 Series Accounts will be established with Deutsche Bank Trust Company Americas.

(b) Administration of the Series 2010-1 Series Accounts. ZVF may instruct (by standing instructions or otherwise) the institution maintaining each of the Series 2010-1 Series Accounts to invest funds on deposit in such Series 2010-1 Series Account from time to time in Permitted Investments; provided, however, that (x) any such investment in the Series 2010-1 Excess Collection Account shall mature not later than the Business Day following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2010-1 Excess Collection Account) and (y) any such investment in the Series 2010-1 Collection Account or the Series 2010-1 Accrued Interest Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2010-1 Collection Account or Series 2010-1 Accrued Interest Account). ZVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in the Series 2010-1 Series Accounts shall remain uninvested.

(c) Earnings from Series 2010-1 Series Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2010-1 Series Accounts shall be deemed to be on deposit therein and available for distribution.

(d) Series 2010-1 Series Accounts Constitute Additional Collateral for Series 2010-1 Notes. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2010-1 Notes, ZVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-1 Noteholders, all of ZVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2010-1 Series Accounts, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-1 Series Accounts or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2010-1 Series Accounts, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-1 Series Accounts, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2010-1 Series Account Collateral”).

Section 3.2. Allocations with Respect to the Series 2010-1 Notes. The net proceeds from the initial sale of the Series 2010-1 Notes were deposited and any Increase with respect to the Series 2010-1 Notes shall be deposited into the Collection Account and shall be allocated in accordance with clause (a)(ii) of this Section 3.2 below. All amounts payable to ZVF under the Series 2010-1 Interest Rate Caps will be deposited into the Series 2010-1 Collection Account. On each Business Day on which the proceeds of any Increase or Collections are deposited into the Collection Account (each such date, a “Series 2010-1 Deposit Date”), the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to apply from all amounts deposited into the Collection Account in accordance with the provisions of this Section 3.2:

(a) Allocations of Collections During the Series 2010-1 Revolving Period. During the Series 2010-1 Revolving Period, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement, prior to 12:00 noon (New York City time) on each Series 2010-1 Deposit Date, to apply from all amounts deposited into the Collection Account as set forth below:

(i) allocate to and deposit in the Series 2010-1 Collection Account an amount equal to the sum of (A) the Series 2010-1 Invested Percentage (as of such day) of the aggregate amount of Interest Collections on such day and (B) any amounts received by the Trustee in respect of the Series 2010-1 Interest Rate Caps. All such amounts deposited into the Series 2010-1 Collection Account shall thereafter be deposited into the Series 2010-1 Accrued Interest Account; and

(ii) allocate to and deposit in the Series 2010-1 Excess Collection Account (A) an amount equal to the Series 2010-1 Invested Percentage (as of such day) of the aggregate amount of Principal Collections on such day, (B) on the Series 2010-1 Closing Date, the net proceeds from the issuance of the Series 2010-1 Notes and (C) on the date of any Increase, the proceeds of such Increase (for any such day, the “Series 2010-1 Principal Allocation”).

(b) Allocations of Collections During the Series 2010-1 Rapid Amortization Period. During the Series 2010-1 Rapid Amortization Period, the

Administrator will direct the Trustee in writing pursuant to the Administration Agreement, prior to 12:00 noon (New York City time) on any Series 2010-1 Deposit Date, to apply from all amounts deposited into the Collection Account as set forth below following payment in full of all fees, costs and expenses owed to the Trustee and the Collateral Agent hereunder or under any Related Document:

(i) allocate to and deposit in the Series 2010-1 Collection Account an amount determined as set forth in Section 3.2(a)(i) above for such day, which amount shall be thereafter allocated to and deposited in the Series 2010-1 Accrued Interest Account; and

(ii) allocate to and deposit in the Series 2010-1 Collection Account an amount equal to the Series 2010-1 Principal Allocation for such day, which amount shall be used pursuant to Section 3.5 of this Series Supplement to make principal payments on a pro rata basis in respect of the Series 2010-1 Notes until the Series 2010-1 Notes have been paid in full; provided that (a) if on any Determination Date (A) the Administrator determines that the amount anticipated to be available from Interest Collections allocable to the Series 2010-1 Notes (less any amounts used to pay fees, costs and expenses owed to the Trustee or the Collateral Agent), any amounts payable to the Trustee in respect of any Series 2010-1 Interest Rate Caps and other amounts available pursuant to Section 3.3 of this Series Supplement to pay Series 2010-1 Monthly Interest on the next succeeding Payment Date will be less than the Series 2010-1 Monthly Interest for such Payment Date and (B) the Series 2010-1 Enhancement Amount is greater than zero, then the Administrator shall direct the Trustee in writing to withdraw from the Series 2010-1 Collection Account a portion of such Principal Collections allocated to the Series 2010-1 Notes during the related Series 2010-1 Rapid Amortization Payment Period equal to the lesser of such insufficiency and the Series 2010-1 Enhancement Amount and deposit such amount into the Series 2010-1 Accrued Interest Account to be treated as Interest Collections on such Payment Date.

(c) Past Due Rental Payments. Notwithstanding the foregoing, if, after the occurrence of a Series 2010-1 Lease Payment Deficit, the Lessee shall make a payment of Rent or other amount payable by the Lessee under the ZVF Lease on or prior to the fifth Business Day after the occurrence of such Series 2010-1 Lease Payment Deficit (a “Past Due Rent Payment”), the Administrator shall direct the Trustee in writing pursuant to the Administration Agreement to allocate to and deposit in the Series 2010-1 Collection Account an amount equal to the Series 2010-1 Invested Percentage as of the date of the occurrence of such Series 2010-1 Lease Payment Deficit of the Collections attributable to such Past Due Rent Payment (the “Series 2010-1 Past Due Rent Payment”). The Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement to withdraw from the Series 2010-1 Collection Account and apply the Series 2010-1 Past Due Rent Payment in the following order:

(i) if the occurrence of the related Series 2010-1 Lease Payment Deficit resulted in one or more Series 2010-1 LOC Credit Disbursements being made under the Series 2010-1 Letters of Credit, pay to each Series 2010-1 Letter of Credit Provider who made such a Series 2010-1 LOC Credit Disbursement for application in accordance with the provisions of the applicable Series 2010-1 Letter of Credit Reimbursement Agreement an amount equal to the lesser of (x) the unreimbursed amount of such Series 2010-1 Letter of Credit Provider’s Series 2010-1 LOC Credit Disbursement and (y) such Series 2010-1 Letter of Credit Provider’s pro rata share, calculated on the basis of the unreimbursed amount of each such Series 2010-1 Letter of Credit Provider’s Series 2010-1 LOC Credit Disbursement, of the amount of the Series 2010-1 Past Due Rent Payment;

(ii) if the occurrence of such Series 2010-1 Lease Payment Deficit resulted in a withdrawal being made from the Series 2010-1 Cash Collateral Account, deposit in the Series 2010-1 Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2010-1 Past Due Rent Payment remaining after any payments pursuant to clause (i) above and (y) the amount withdrawn from the Series 2010-1 Cash Collateral Account on account of such Series 2010-1 Lease Payment Deficit;

(iii) if the occurrence of such Series 2010-1 Lease Payment Deficit resulted in a withdrawal being made from the Series 2010-1 Reserve Account pursuant to Section 3.3(c) of this Series Supplement, deposit in the Series 2010-1 Reserve Account an amount equal to the lesser of (x) the amount of the Series 2010-1 Past Due Rent Payment remaining after any payments pursuant to clauses (i) and (ii) above and (y) the excess, if any, of the Series 2010-1 Required Reserve Account Amount over the Series 2010-1 Available Reserve Account Amount on such day;

(iv) deposit into the Series 2010-1 Accrued Interest Account the amount, if any, by which the Series 2010-1 Lease Interest Payment Deficit, if any, relating to such Series 2010-1 Lease Payment Deficit exceeds the amount of the Series 2010-1 Past Due Rent Payment applied pursuant to clauses (i) through (iii) above; and

(v) deposit into the Series 2010-1 Excess Collection Account and treat as Principal Collections the remaining amount of the Series 2010-1 Past Due Rent Payment.

(d) Amounts Allocated from Other Series. Amounts allocated to other Series of Notes that have been reallocated by ZVF to the Series 2010-1 Notes (i) during the Series 2010-1 Revolving Period shall be deposited into the Series 2010-1 Excess Collection Account and applied in accordance with Section 3.2(e) of this Series Supplement and (ii) during the Series 2010-1 Rapid Amortization Period shall be deposited into the Series 2010-1 Collection Account and applied in accordance with Section 3.2(b) of this Series Supplement to make principal payments in respect of the Series 2010-1 Notes.

(e) Series 2010-1 Excess Collection Account. Amounts deposited into the Series 2010-1 Excess Collection Account on any Series 2010-1 Deposit Date will be (i) first, withdrawn and deposited in the Series 2010-1 Reserve Account in an amount up to the excess, if any, of the Series 2010-1 Required Reserve Account Amount for such date over the Series 2010-1 Available Reserve Account Amount for such date, (ii) second, used (x) to make a Mandatory Decrease, if applicable, in accordance with Sections 2.2(a) and 3.5(e) of this Series Supplement and (y) to pay any associated costs pursuant to Section 2.2(a)(iii), (iii) third, used to pay the principal amount of other Series of Notes that are then required to be paid or, at the option of ZVF, to pay the principal amount of other Series of Notes that may be paid under the Indenture, (iv) fourth, at the option of ZVF to make a Voluntary Decrease in accordance with Sections 2.2(b) and 3.5(e) of this Series Supplement, and (v) fifth, any remaining funds may be released to ZVF, in the case of clauses (iii) through (v), only to the extent that no Series 2010-1 Enhancement Deficiency or other Amortization Event with respect to the Series 2010-1 Notes would result therefrom or exist immediately thereafter. Notwithstanding the foregoing, on the first day of the Series 2010-1 Rapid Amortization Period, all funds on deposit in the Series 2010-1 Excess Collection Account (including amounts allocated thereto pursuant to Section 3.2(a)(ii) or (c)(v) of this Series Supplement and any amounts allocated thereto pursuant to Section 3.2(d) of this Series Supplement) will be withdrawn from the Series 2010-1 Excess Collection Account and deposited into the Series 2010-1 Collection Account and applied in accordance with Section 3.2(b)(ii) of this Series Supplement. For the avoidance of doubt, the proceeds of any capital contribution to ZVF may, at ZVF’s discretion, be allocated to, and deposited in, the Series 2010-1 Excess Collection Account and may be used for the purposes set forth in this Section 3.2(e).

Section 3.3. Application of Interest Collections.

(a) Note Interest with respect to the Series 2010-1 Notes. On the fourth Business Day prior to each Payment Date, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement as to the amount to be withdrawn from the Series 2010-1 Accrued Interest Account to the extent funds are anticipated to be available from Interest Collections allocable to the Series 2010-1 Notes processed from but not including the preceding Payment Date through the succeeding Payment Date and any amounts payable to ZVF under any Series 2010-1 Interest Rate Cap during that period in respect of (i) first, an amount equal to the sum of (A) the Series 2010-1 Monthly Interest (excluding amounts referenced in clause (ii) of the definition thereof to the extent duplicative of Series 2010-1 Deficiency Amounts payable under clause (iii) below) for such Payment Date (the portion of such amount of Series 2010-1 Monthly Interest that will accrue for the period (each an, “Estimated Interest Period”) from and including the Determination Date immediately preceding such Payment Date to but excluding such Payment Date (such portion of the Series 2010-1 Monthly Interest with respect to any such Estimated Interest Period, the “Estimated Interest”) shall be estimated by the Administrator on such Determination Date) and (B) the Estimated Interest Adjustment Amount with respect to such Determination Date, (ii) second, an amount equal to any Indenture Carrying Charges due to the Series 2010-1 Noteholders and unpaid as of such Payment Date which are not included in the definition of Series 2010-1 Monthly Interest, (iii) third, an amount equal to the sum of the unpaid Series

2010-1 Deficiency Amounts, if any, as of the preceding Payment Date (together with any accrued interest on such Series 2010-1 Deficiency Amounts), and (iv) fourth, an amount equal to the Series 2010-1 Monthly Default Interest Amount, if any, for such Payment Date. On or before 10:00 a.m. (New York City time) on the following Payment Date, the Trustee shall withdraw the amounts described in the first sentence of this Section 3.3(a), from the Series 2010-1 Accrued Interest Account and deposit such amounts into the Series 2010-1 Distribution Account.

On or before 4:00 p.m. (New York City time) on the Business Day immediately preceding each Determination Date, the Administrator shall notify the Trustee of any Estimated Interest Adjustment Amount with respect to such Determination Date, such notification to be in the form of Exhibit H to this Series Supplement (each an “Estimated Interest Adjustment Notice”).

(b) Lease Payment Deficit Notice. On or before 10:00 a.m. (New York City time) on each Payment Date, the Administrator shall notify the Trustee of the amount of any Series 2010-1 Lease Payment Deficit, such notification to be in the form of Exhibit C to this Series Supplement (each a “Lease Payment Deficit Notice”).

(c) Withdrawals from the Series 2010-1 Reserve Account. If the Administrator determines on any Payment Date that the amounts available from the Series 2010-1 Accrued Interest Account are insufficient to pay the sum of the amounts described in clauses (i) through (iii) of Section 3.3(a) of this Series Supplement on such Payment Date, the Administrator shall instruct the Trustee by 11:00 a.m. (New York City time) in writing to withdraw from the Series 2010-1 Reserve Account and deposit in the Series 2010-1 Distribution Account on such Payment Date an amount equal to the lesser of the Series 2010-1 Available Reserve Account Amount and such insufficiency. The Trustee shall withdraw such amount from the Series 2010-1 Reserve Account and deposit such amount in the Series 2010-1 Distribution Account.

(d) Draws on Series 2010-1 Letters of Credit. If the Administrator determines on any Payment Date that there exists a Series 2010-1 Lease Interest Payment Deficit, the Administrator shall instruct the Trustee in writing to draw on the Series 2010-1 Letters of Credit, if any, and, upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on such Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw on the Series 2010-1 Letters of Credit an amount, as set forth in such notice, equal to the least of (i) such Series 2010-1 Lease Interest Payment Deficit, (ii) the excess, if any, of (x) the sum of the amounts described in clauses (i) through (iii) of Section 3.3(a) of this Series Supplement on such Payment Date over (y) the amounts available from the Series 2010-1 Accrued Interest Account plus the amount to be withdrawn from the Series 2010-1 Reserve Account pursuant to Section 3.3(c) of this Series Supplement on such Payment Date and (iii) the Series 2010-1 Letter of Credit Liquidity Amount on such Payment Date by presenting to each Series 2010-1 Letter of Credit Provider a draft accompanied by a Series 2010-1 Certificate of Credit Demand and shall cause the Series 2010-1 LOC Credit Disbursements to be deposited in the Series 2010-1 Distribution Account on such Payment Date; provided, however, that if the Series 2010-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2010-1 Cash Collateral Account and deposit in the Series 2010-1 Distribution Account an amount equal to the lesser of (x) the Series 2010-1 Cash Collateral Percentage on such Payment Date of the least of the amounts described in clauses (i), (ii) or (iii) above and (y) the Series 2010-1 Available Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2010-1 Letters of Credit.

(e) Deficiency Amounts. If the amounts described in Sections 3.3(a), (c) and (d) of this Series Supplement and available to pay Series 2010-1 Monthly Interest, as applicable, are insufficient to pay the Series 2010-1 Monthly Interest for any Payment Date, payments of interest to the Series 2010-1 Noteholders will be reduced on a pro rata basis by the amount of such deficiency. The aggregate amount, if any, of such deficiency on any Payment Date allocable to the Series 2010-1 Notes shall be referred to as a “Series 2010-1 Deficiency Amount”. Interest shall accrue on any Series 2010-1 Deficiency Amount at the Series 2010-1 Note Rate.

(f) Balance. On the fourth Business Day prior to each Payment Date, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement to pay, on such Payment Date, the balance (after making the payments required in Section 3.4 of this Series Supplement), if any, of the amounts available from the Series 2010-1 Accrued Interest Account as follows:

(i) first, to the Administrator, in an amount equal to the Series 2010-1 Percentage as of the beginning of the Series 2010-1 Interest Period ending on the day preceding such Payment Date of the Monthly Administration Fee for such Series 2010-1 Interest Period;

(ii) second, to the Trustee, in an amount equal to the Series 2010-1 Percentage as of the beginning of the Series 2010-1 Interest Period ending on the day preceding such Payment Date of any Trustee’s fees for such Series 2010-1 Interest Period that remain unpaid on such Payment Date;

(iii) third, on a pro rata basis, to the Back-Up Disposition Agent and the Back-Up Administrator, in an amount equal to the Series 2010-1 Percentage as of the beginning of the Series 2010-1 Interest Period ending on the day preceding such Payment Date of the Back-Up Disposition Agent’s and the Back-Up Administrator’s fees for such Series 2010-1 Interest Period;

(iv) fourth, on a pro rata basis, to pay any Indenture Carrying Charges (other than Indenture Carrying Charges provided for above) that remain unpaid on such Payment Date to the Persons to whom such amounts are owed, in an amount equal to the Series 2010-1 Percentage as of the beginning of the Series 2010-1 Interest Period ending on the day preceding such Payment Date of such Indenture Carrying Charges for such Series 2010-1 Interest Period; and

(v) fifth, the balance, if any, shall be withdrawn from the Series 2010-1 Accrued Interest Account by the Trustee and (A) during the Series 2010-1 Revolving Period, deposited into the Series 2010-1 Excess Collection Account or (B) during the Series 2010-1 Rapid Amortization Period, deposited into the Series 2010-1 Collection Account and treated as Principal Collections.

(g) Trustee Fees. If, on any Payment Date after the occurrence and during the continuance of a Liquidation Event of Default or a Limited Liquidation Event of Default, (x) the funds available to pay the Trustee fees pursuant to Section 3.3(f)(ii) of this Series Supplement on such Payment Date are less than the amount payable to the Trustee thereunder on such Payment Date or (y) the funds available to pay the portion of the Indenture Carrying Charges payable to the Trustee pursuant to Section 3.3(f)(iv) of this Series Supplement on such Payment Date are less than the amount payable to the Trustee thereunder on such Payment Date, the Administrator shall instruct the Trustee in writing to withdraw from the Series 2010-1 Reserve Account and pay to itself on such Payment Date an amount equal to the least of (A) the Series 2010-1 Available Reserve Account Amount on such Payment Date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date), (B) an amount equal to the excess, if any, of (i) 0.70% of the Series 2010-1 Required Asset Amount as of the date of the occurrence of such Liquidation Event of Default or Limited Liquidation Event of Default over (ii) the aggregate of all amounts previously withdrawn from the Series 2010-1 Reserve Account pursuant to this Section 3.3(g) in respect of fees and other amounts due and owing to the Trustee and (C) such insufficiency. The Trustee shall withdraw such amounts from the Series 2010-1 Reserve Account and pay or reimburse itself.

(h) Back-Up Servicing Fees. If, on any Payment Date after the occurrence and during the continuance of a Liquidation Event of Default or a Limited Liquidation Event of Default, (x) the funds available to pay the Back-Up Disposition Agent fees and the Back-Up Administrator fees pursuant to Section 3.3(f)(iii) of this Series Supplement on such Payment Date are less than the amount payable to the Back-Up Disposition Agent and the Back-Up Administrator thereunder on such Payment Date or (y) the funds available to pay the portion of the Indenture Carrying Charges payable to the Back-Up Disposition Agent and the Back-Up Administrator pursuant to Section 3.3(f)(iv) of this Series Supplement on such Payment Date are less than the amount payable to the Back-Up Disposition Agent and the Back-Up Administrator thereunder on such Payment Date, the Administrator shall instruct the Trustee in writing to withdraw from the Series 2010-1 Reserve Account (after giving effect to any withdrawals therefrom in accordance with Section 3.3(g) of this Series Supplement) and pay to the Back-Up Disposition Agent and the Back-Up Administrator, on a pro rata basis on such Payment Date an amount equal to the least of (A) the Series 2010-1 Available Reserve Account Amount on such Payment Date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date), (B) an amount equal to the excess, if any, of (i) 0.70% of the Series 2010-1 Required Asset Amount as of the date of the occurrence of such Liquidation Event of Default or Limited Liquidation Event of Default over (ii) the aggregate of the amounts previously withdrawn from the Series 2010-1 Reserve Account under this Section 3.3(h) in respect of fees and other amounts due and owing to the Back-Up Administrator and Back-Up Disposition Agent and (C) such insufficiency. The Trustee shall withdraw such amounts from the Series 2010-1 Reserve Account and pay or reimburse the Back-Up Disposition Agent and the Back-Up Administrator.

Section 3.4. Payment of Note Interest. On each Payment Date, the Trustee shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 2010-1 Noteholders from the Series 2010-1 Distribution Account the amount deposited in the Series 2010-1 Distribution Account pursuant to Section 3.3 of this Series Supplement in the order of priority set forth in Section 3.3(a) of this Series Supplement.

Section 3.5. Payment of Note Principal.

(a) Monthly Payments During Series 2010-1 Rapid Amortization Period. Commencing on the first Determination Date after the commencement of the Series 2010-1 Rapid Amortization Period and on each Determination Date thereafter, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement with respect to the related Payment Date as to (w) the amount allocated to the Series 2010-1 Notes pursuant to Section 3.2(b)(ii) of this Series Supplement and any amounts allocated from the Series 2010-1 Excess Collection Account to the Series 2010-1 Collection Account pursuant to Section 3.2(e) of this Series Supplement and/or allocated to the Series 2010-1 Collection Account pursuant to Section 3.2(d) or Section 3.3(f) of this Series Supplement, in each case, prior to such date and not previously deposited into the Series 2010-1 Distribution Account for payment to the Series 2010-1 Noteholders, as the case may be, (x) any amounts to be withdrawn from the Series 2010-1 Reserve Account and deposited into the Series 2010-1 Distribution Account pursuant to this Section 3.5, (y) any amounts to be drawn on the Series 2010-1 Letters of Credit (and/or withdrawn from the Series 2010-1 Cash Collateral Account) pursuant to this Section 3.5 and (z) the amount of any demand to be made under the Series 2010-1 Demand Note. On the Payment Date following each such Determination Date during the Series 2010-1 Rapid Amortization Period, the Trustee shall withdraw such amounts allocated to pay principal of the Series 2010-1 Notes from the Series 2010-1 Collection Account and deposit such amount together with the proceeds of any demand made on the Series 2010-1 Demand Note received during the period from but excluding the immediately preceding Payment Date to and including such Payment Date into the Series 2010-1 Distribution Account along with any other amounts deposited in the Series 2010-1 Distribution Account for the payment of principal of such Series 2010-1 Notes pursuant to Section 3.5(b) of this Series Supplement and any amounts deposited in the Series 2010-1 Distribution Account pursuant to Section 3.5(c) of this Series Supplement, in each case during the related Series 2010-1 Rapid Amortization Payment Period, which amount shall be paid pursuant to Section 3.5(d) of this Series Supplement.

(b) Principal Deficit Amount. If the Principal Deficit Amount is greater than zero on any date or the Administrator determines that there exists a Series 2010-1 Lease Principal Payment Deficit, the Administrator shall promptly provide written notice thereof to the Administrative Agent and the Trustee. On each Payment Date on which the Principal Deficit Amount is greater than zero or a Series 2010-1 Lease Principal Payment Deficit exists, amounts shall be transferred to the Series 2010-1 Distribution Account as follows:

(i) Series 2010-1 Reserve Account Withdrawal. On each Payment Date on which the Principal Deficit Amount is greater than zero, the Administrator shall instruct the Trustee in writing prior to 11:00 a.m. (New York City time) on such Payment Date, in the case of a Principal Deficit Amount resulting from a Series 2010-1 Lease Payment Deficit, or prior to 11:00 a.m. (New York City time) on the second Business Day prior to such Payment Date, in the case of any other Principal Deficit Amount, to withdraw from the Series 2010-1 Reserve Account, an amount equal to the lesser of (x) such Principal Deficit Amount and (y) the Series 2010-1 Available Reserve Account Amount on such Payment Date (after giving effect to any withdrawals from the Series 2010-1 Reserve Account on such Payment Date pursuant to Section 3.3(c) of this Series Supplement), and deposit such withdrawal in the Series 2010-1 Distribution Account on such Payment Date.

(ii) Principal Draws on Series 2010-1 Letters of Credit. If the Administrator determines on any Payment Date that there exists a Series 2010-1 Lease Principal Payment Deficit that exceeds the amount, if any, withdrawn from the Series 2010-1 Reserve Account in accordance with clause (i) of this Section 3.5(b), then the Administrator shall instruct the Trustee in writing to draw on the Series 2010-1 Letters of Credit, if any, in an amount equal to the least of (1) the excess of the Series 2010-1 Lease Principal Payment Deficit over the amount, if any, withdrawn from the Series 2010-1 Reserve Account in accordance with clause (i) of this Section 3.5(b), (2) the Series 2010-1 Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2010-1 Letters of Credit on such Payment Date pursuant to Section 3.3(d) of this Series Supplement) and (3) on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Zipcar of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Zipcar shall have resumed making all payments of Monthly Variable Rent required to be made under the ZVF Lease, the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2010-1 Reserve Account in accordance with clause (i) of this Section 3.5(b). Upon receipt of a notice by the Trustee from the Administrator in respect of a Series 2010-1 Lease Principal Payment Deficit on or prior to 10:30 a.m. (New York City time) on a Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount as set forth in such notice equal to the applicable amount set forth above on the Series 2010-1 Letters of Credit by presenting to each Series 2010-1 Letter of Credit Provider a draft accompanied by a Series 2010-1 Certificate of Credit Demand and shall cause the Series 2010-1 LOC Credit Disbursements to be deposited in the Series 2010-1 Distribution Account on such Payment Date; provided, however, that if the Series 2010-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2010-1 Cash Collateral Account and deposit in the Series 2010-1 Distribution Account an amount equal to the lesser of (x) the Series

2010-1 Cash Collateral Percentage on such Payment Date of the amount set forth in the notice provided to the Trustee by the Administrator and (y) the Series 2010-1 Available Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2010-1 Letters of Credit.

(iii) Demand Note Draw. If on any Determination Date, the Administrator determines that the Principal Deficit Amount on the next succeeding Payment Date (after giving effect to the withdrawal from the Series 2010-1 Reserve Account on such Payment Date pursuant to clause (i) of this Section 3.5(b) of this Series Supplement and any drawings on the Series 2010-1 Letters of Credit on such Payment Date pursuant to clause (ii) of this Section 3.5(b)) will be greater than zero, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Payment Date, the Administrator shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a demand notice substantially in the form of Exhibit G-1 to this Series Supplement (each a “Demand Notice”) on Zipcar for payment under the Series 2010-1 Demand Note in an amount equal to the lesser of (i) the Principal Deficit Amount less the amount to be deposited in the Series 2010-1 Distribution Account in accordance with clauses (i) and/or (ii) of this Section 3.5(b) of this Series Supplement and (ii) the principal amount of the Series 2010-1 Demand Note. The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding such Payment Date, deliver such Demand Notice to Zipcar; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereto, without the lapse of a period of 60 consecutive days) with respect to Zipcar shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Zipcar. The Trustee shall cause the proceeds of any demand on the Series 2010-1 Demand Note to be deposited into the Series 2010-1 Distribution Account, and such proceeds shall be treated as Principal Collections.

(iv) Letter of Credit Draw. If (1) the Trustee shall have delivered a Demand Notice as provided in Section 3.5(b)(iii) of this Series Supplement and Zipcar shall have failed to pay to the Trustee or deposit into the Series 2010-1 Distribution Account the amount specified in such Demand Notice in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (2) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Zipcar, the Trustee shall not have delivered such Demand Notice to Zipcar or (3) there is a Preference Amount (of which the Trustee has actual knowledge or with respect to which the Trustee has received written notice thereof), the Trustee shall draw on the Series 2010-1 Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day in an amount equal to the lesser of (A) the amount that Zipcar failed to pay under the Series 2010-1 Demand Note, the amount that the Trustee failed to demand for payment thereunder or the Preference Amount, as the case may be; and (B) the Series 2010-1 Letter of Credit Amount on such

Business Day, by presenting to each Series 2010-1 Letter of Credit Provider a draft accompanied by a Series 2010-1 Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2010-1 Certificate of Preference Payment Demand; provided, however that if the Series 2010-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2010-1 Cash Collateral Account and deposit in the Series 2010-1 Distribution Account an amount equal to the lesser of (x) the Series 2010-1 Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clause (A) and (B) above and (y) the Series 2010-1 Available Cash Collateral Account Amount on such Business Day and draw an amount equal to the remainder of such amount on the Series 2010-1 Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2010-1 Letters of Credit and the proceeds of any such withdrawal from the Series 2010-1 Cash Collateral Account into the Series 2010-1 Distribution Account and such proceeds shall be treated as Principal Collections.

(c) Legal Final Payment Dates. The Series 2010-1 Principal Amount shall be due and payable on the Legal Final Payment Date. In connection therewith:

(i) Reserve Account Withdrawal. If the amount to be deposited in the Series 2010-1 Distribution Account in accordance with Section 3.5(a) of this Series Supplement with respect to the Legal Final Payment Date together with any amounts to be deposited therein in accordance with Section 3.5(b) of this Series Supplement on the Legal Final Payment Date, in each case, to pay principal of the Series 2010-1 Notes, is less than the Series 2010-1 Principal Amount on the Legal Final Payment Date, prior to 10:30 a.m. (New York City time) on the second Business Day prior to the Legal Final Payment Date, the Administrator shall instruct the Trustee to withdraw from the Series 2010-1 Reserve Account, an amount equal to the lesser of (i) the Series 2010-1 Available Reserve Account Amount (after giving effect to any withdrawals from the Series 2010-1 Reserve Account pursuant to Section 3.3(c) and Section 3.5(b)(i) of this Series Supplement), and (ii) such insufficiency, and deposit such withdrawn amounts in the Series 2010-1 Distribution Account on the Legal Final Payment Date. The Trustee shall withdraw such amounts from the Series 2010-1 Reserve Account and deposit such amounts in the Series 2010-1 Distribution Account on or prior to the Legal Final Payment Date.

(ii) Demand Note Draw. If the amount to be deposited in the Series 2010-1 Distribution Account pursuant to Section 3.5(a) of this Series Supplement together with any amounts to be deposited therein in accordance with Section 3.5(b) and Section 3.5(c)(i) of this Series Supplement on the Legal Final Payment Date is less than the Series 2010-1 Principal Amount, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to the Legal Final Payment Date, the Administrator shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a Demand Notice to Zipcar for payment under the Series 2010-1 Demand Note in an amount equal to the lesser of (i) such insufficiency and (ii) the principal amount of the Series

2010-1 Demand Note. The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding the Legal Final Payment Date, deliver such Demand Notice to Zipcar; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Zipcar shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Zipcar. The Trustee shall cause the proceeds of any demand on the Series 2010-1 Demand Note to be deposited into the Series 2010-1 Distribution Account, and such proceeds shall be treated as Principal Collections for all purposes hereunder.

(iii) Letter of Credit Draw. If (1) the Trustee shall have delivered a Demand Notice as provided in Section 3.5(c)(ii) of this Series Supplement and Zipcar shall have failed to pay to the Trustee or deposit into the Series 2010-1 Distribution Account the amount specified in such Demand Notice referred to in Section 3.5(c)(ii) of this Series Supplement in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (2) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Zipcar, the Trustee shall not have delivered such Demand Notice to Zipcar or (3) there is a Preference Amount, the Trustee shall draw on the Series 2010-1 Letters of Credit, if any, by 3:00 p.m. (New York City time) on such Business Day an amount equal to the lesser of (A) the amount that Zipcar failed to pay under the Series 2010-1 Demand Note (or the amount that the Trustee failed to demand for payment thereunder) or the Preference Amount, as the case may be; and (B) the Series 2010-1 Letter of Credit Amount on such Business Day, by presenting to each Series 2010-1 Letter of Credit Provider a draft accompanied by a Series 2010-1 Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2010-1 Certificate of Preference Demand; provided, however that if the Series 2010-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2010-1 Cash Collateral Account and deposit in the Series 2010-1 Distribution Account an amount equal to the lesser of (x) the Series 2010-1 Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clause (A) and (B) above and (y) the Series 2010-1 Available Cash Collateral Account Amount on such Business Day and draw an amount equal to the remainder of such amount on the Series 2010-1 Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2010-1 Letters of Credit and the proceeds of any such withdrawal from the Series 2010-1 Cash Collateral Account into the Series 2010-1 Distribution Account and such proceeds shall be treated as Principal Collections.

(d) Distribution. On each Payment Date occurring on or after the date a withdrawal is made pursuant to Section 3.5(a) of this Series Supplement and any amounts are deposited in the Series 2010-1 Distribution Account for the payment of principal of such Series 2010-1 Notes pursuant to Section 3.5(b) of this Series Supplement and/or Section 3.5(c) of this Series Supplement, the Trustee shall in accordance with instructions of the Administrator, pursuant to and in accordance with Section 6.1 of the Base Indenture, pay to the Series 2010-1 Noteholders the amount deposited in the Series 2010-1 Distribution Account for the payment of principal of the Series 2010-1 Notes held by such Series 2010-1 Noteholders pursuant to Section 3.5(a) of this Series Supplement. After the commencement of the Series 2010-1 Rapid Amortization Period and the payment in full of the Series 2010-1 Principal Amount, any remaining Principal Collections allocated to the Series 2010-1 Notes in accordance with Section 3.2(b) of this Series Supplement shall be withdrawn from the Series 2010-1 Collection Account and/or the Series 2010-1 Excess Collection Account and used to pay any remaining amounts payable by the Issuer pursuant to this Series Supplement or the applicable Series 2010-1 Note Purchase Agreement in accordance with the priorities set forth in Sections 3.3(a) and (f) of this Series Supplement.

(e) Decreases. On any Business Day on which (i) a Mandatory Decrease pursuant to Section 2.2(a) of this Series Supplement shall be required, the Trustee shall withdraw from the Series 2010-1 Excess Collection Account in accordance with the written instructions of the Administrator an amount equal to the lesser of (x) the funds then allocated to the Series 2010-1 Excess Collection Account and available for payment of such Mandatory Decrease pursuant to Section 3.2(e) of this Series Supplement and (y) the amount of such Mandatory Decrease, and distribute on a pro rata basis such amount to the Series 2010-1 Noteholders as a payment of principal of the Series 2010-1 Notes, or (ii) a Voluntary Decrease pursuant to Section 2.2(b) of this Series Supplement shall be declared, the Trustee shall distribute the amounts withdrawn from the Series 2010-1 Excess Collection Account (and available for payment of such Voluntary Decrease pursuant to Section 3.2(e) of this Series Supplement) and/or the Series 2010-1 Collection Account (and available in such account for payment of principal of the Series 2010-1 Notes) on a pro rata basis to the Series 2010-1 Noteholders as a payment of principal of the Series 2010-1 Notes.

Section 3.6. Payment by Wire Transfer. On each Payment Date, pursuant to Section 6.1 of the Base Indenture and Sections 3.4 and 3.5 hereof, the Trustee shall cause the amounts (to the extent received by the Trustee) set forth in Section 3.4 or 3.5 of this Series Supplement to be paid by wire transfer of immediately available funds released from the Series 2010-1 Distribution Account no later than 4:30 p.m. (New York City time) for credit to the account designated by the Series 2010-1 Noteholders.

Section 3.7. The Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment. If the Administrator fails to give instructions to make any payment from or deposit into the Collection Account or any Series 2010-1 Series Account required to be given by the Administrator, at the time specified in the Administration Agreement or any other Related Document (including applicable grace periods), the Trustee shall not be required to make such payment or deposit into or from the Collection Account or such Series 2010-1 Series Account without such instruction from the Administrator. When any payment or deposit, or any demand on the Series 2010-1 Demand Note or any draw on the Series 2010-1 Letters of Credit is required to be made by the Trustee hereunder or under any Related Document at or prior to a specified time, the Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time. If the Administrator fails to give instructions to draw on any Series 2010-1 Letters of Credit required to be given by the Administrator, at the time specified in this Series Supplement, the Trustee shall draw on such Series 2010-1 Letters of Credit without such instruction from the Administrator, provided that the Administrator, upon request of the Trustee, the Administrative Agent, or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to draw on each such Series 2010-1 Letter of Credit.

Section 3.8. Series 2010-1 Reserve Account.

(a) Establishment of Series 2010-1 Reserve Account. ZVF has established and maintained, and shall continue to maintain, in the name of the Trustee for the benefit of the Series 2010-1 Noteholders an account (the “Series 2010-1 Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-1 Noteholders. The Series 2010-1 Reserve Account shall be an Eligible Deposit Account. If the Series 2010-1 Reserve Account is at any time no longer an Eligible Deposit Account, ZVF shall, within 10 Business Days of obtaining knowledge that the Series 2010-1 Reserve Account is no longer an Eligible Deposit Account, establish a new Series 2010-1 Reserve Account that is an Eligible Deposit Account and shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2010-1 Reserve Account into the new Series 2010-1 Reserve Account. Initially, the Series 2010-1 Reserve Account will be established with the Trustee.

(b) Administration of the Series 2010-1 Reserve Account. ZVF may instruct (by standing instructions or otherwise) the institution maintaining the Series 2010-1 Reserve Account to invest funds on deposit in the Series 2010-1 Reserve Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2010-1 Reserve Account). ZVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in the Series 2010-1 Reserve Account shall remain uninvested.

(c) Earnings from Series 2010-1 Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2010-1 Reserve Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

(d) Series 2010-1 Reserve Account Constitutes Additional Collateral for Series 2010-1 Notes. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2010-1 Notes, ZVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-1 Noteholders, all of ZVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2010-1 Reserve Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-1 Reserve Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2010-1 Reserve Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-1 Reserve Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2010-1 Reserve Account Collateral”).

(e) Series 2010-1 Reserve Account Surplus. In the event that the Series 2010-1 Reserve Account Surplus on any Payment Date is greater than zero, the Trustee, acting in accordance with the written instructions of the Administrator (with a copy to the Administrative Agent), shall withdraw from the Series 2010-1 Reserve Account an amount equal to the Series 2010-1 Reserve Account Surplus and pay such Series 2010-1 Reserve Account Surplus to ZVF.

(f) Termination of Series 2010-1 Reserve Account. On or after the first date on which there are no Series 2010-1 Notes Outstanding, the Trustee, acting in accordance with the written instructions of the Administrator, shall withdraw from the Series 2010-1 Reserve Account all remaining amounts on deposit therein for payment to ZVF.

Section 3.9. Series 2010-1 Letters of Credit and Series 2010-1 Cash Collateral Accounts.

(a) Series 2010-1 Cash Collateral Account Constitutes Additional Collateral for Series 2010-1 Notes. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2010-1 Notes, ZVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-1 Noteholders, all of ZVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2010-1 Cash Collateral Account, including any security entitlement thereto; (ii) all funds on deposit in the Series 2010-1 Cash Collateral Account from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-1 Cash Collateral Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2010-1 Cash Collateral Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-1 Cash Collateral Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2010-1 Cash Collateral Account Collateral”).

(b) Series 2010-1 Letter of Credit Expiration Date. If prior to the date which is sixteen (16) Business Days prior to the then scheduled Series 2010-1 Letter of Credit Expiration Date with respect to any Series 2010-1 Letter of Credit, excluding the amount available to be drawn under such Series 2010-1 Letter of Credit but taking into account each substitute Series 2010-1 Letter of Credit which has been obtained from a Series 2010-1 Eligible Letter of Credit Provider and is in full force and effect on such date, (i) the Series 2010-1 Adjusted Enhancement Amount would be equal to or greater than the Series 2010-1 Required Enhancement Amount, (ii) the Series 2010-1 Adjusted Liquidity Amount would be equal to or greater than the Series 2010-1 Required Liquidity Amount, or (iii) the Series 2010-1 Letter of Credit Liquidity Amount would be equal to or greater than the Series 2010-1 Demand Note Payment Amount, then the Administrator shall notify the Trustee and the Administrative Agent in writing no later than fifteen (15) Business Days prior to such Series 2010-1 Letter of Credit Expiration Date of such determination. If prior to the date which is sixteen (16) Business Days prior to the then scheduled Series 2010-1 Letter of Credit Expiration Date with respect to any Series 2010-1 Letter of Credit, excluding such Series 2010-1 Letter of Credit but taking into account any substitute Series 2010-1 Letter of Credit which has been obtained from a Series 2010-1 Eligible Letter of Credit Provider and is in full force and effect on such date, (i) the Series 2010-1 Adjusted Enhancement Amount would be less than the Series 2010-1 Required Enhancement Amount, (ii) the Series 2010-1 Adjusted Liquidity Amount would be less than the Series 2010-1 Required Liquidity Amount, or (iii) the Series 2010-1 Letter of Credit Liquidity Amount would be less than the Series 2010-1 Demand Note Payment Amount, then the Administrator shall notify the Trustee and the Administrative Agent in writing no later than fifteen (15) Business Days prior to such Series 2010-1 Letter of Credit Expiration Date of (x) the greatest of (A) the excess, if any, of the Series 2010-1 Required Enhancement Amount over the Series 2010-1 Adjusted Enhancement Amount, excluding such Series 2010-1 Letter of Credit but taking into account any substitute Series 2010-1 Letter of Credit which has been obtained from a Series 2010-1 Eligible Letter of Credit Provider and is in full force and effect on such date, (B) the excess, if any, of the Series 2010-1 Required Liquidity Amount over the Series 2010-1 Adjusted Liquidity Amount, excluding such Series 2010-1 Letter of Credit but taking into account each substitute Series 2010-1 Letter of Credit which has been obtained from a Series 2010-1 Eligible Letter of Credit Provider and is in full force and effect on such date, and (C) the excess, if any, of the Series 2010-1 Demand Note Payment Amount over the Series 2010-1 Letter of Credit Liquidity Amount, excluding such Series 2010-1 Letter of Credit but taking into account each substitute Series 2010-1 Letter of Credit which has been obtained from a Series 2010-1 Eligible Letter of Credit Provider and is in full force and effect on such date, and (y) the amount available to be drawn on such expiring Series 2010-1 Letter of Credit on such date. Upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (x) and (y) above on such Series 2010-1 Letter of Credit by presenting a draft accompanied by a Series 2010-1 Certificate of Termination Demand and shall cause the Series 2010-1 LOC Termination Disbursements to be deposited in the Series 2010-1 Cash Collateral Account. If the Trustee does not receive the notice from the Administrator described above on or prior to the date that is fifteen (15) Business Days prior to each Series 2010-1 Letter of Credit Expiration Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day draw the full amount of such Series 2010-1 Letter of Credit by presenting a draft accompanied by a Series 2010-1 Certificate of Termination Demand and shall cause the Series 2010-1 LOC Termination Disbursements to be deposited in the applicable Series 2010-1 Cash Collateral Account.

(c) Series 2010-1 Letter of Credit Providers. The Administrator shall notify the Trustee and the Administrative Agent in writing within one Business Day of becoming aware that the short-term debt credit rating of any Series 2010-1 Letter of Credit Provider has fallen below “P-1” as determined by Moody’s or “A-1” as determined by Standard & Poor’s or the long-term debt credit rating of any Series 2010-1 Letter of Credit Provider has fallen below “A1” as determined by Moody’s or “A” as determined by Standard & Poor’s (with respect to any Series 2010-1 Letter of Credit Provider, a “Series 2010-1 Downgrade Event”). On the thirtieth (30th) day after the occurrence of a Series 2010-1 Downgrade Event with respect to any Series 2010-1 Letter of Credit Provider, the Administrator shall notify the Trustee and the Administrative Agent in writing on such date of (i) the greatest of (A) the excess, if any, of the Series 2010-1 Required Enhancement Amount over the Series 2010-1 Adjusted Enhancement Amount, excluding the available amount under the Series 2010-1 Letter of Credit issued by such Series 2010-1 Letter of Credit Provider, on such date, (B) the excess, if any, of the Series 2010-1 Required Liquidity Amount over the Series 2010-1 Adjusted Liquidity Amount, excluding the available amount under such Series 2010-1 Letter of Credit, on such date, and (C) the excess, if any, of the Series 2010-1 Demand Note Payment Amount over the Series 2010-1 Letter of Credit Liquidity Amount, excluding the available amount under such Series 2010-1 Letter of Credit, on such date, and (ii) the amount available to be drawn on such Series 2010-1 Letter of Credit on such date. Upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw on such Series 2010-1 Letter of Credit in an amount equal to the lesser of the amount in clause (i) or clause (ii) of the immediately preceding sentence on such Business Day by presenting a draft accompanied by a Series 2010-1 Certificate of Termination Demand and shall cause the Series 2010-1 LOC Termination Disbursement to be deposited in a Series 2010-1 Cash Collateral Account.

(d) Reductions in Stated Amounts of the Series 2010-1 Letters of Credit. If the Trustee receives a written notice from the Lessee, substantially in the form of Exhibit D to this Series Supplement, requesting a reduction in the stated amount of any Series 2010-1 Letter of Credit, the Trustee shall within two Business Days of the receipt of such notice deliver to the Series 2010-1 Letter of Credit Provider who issued such Series 2010-1 Letter of Credit a Series 2010-1 Notice of Reduction requesting a reduction in the stated amount of such Series 2010-1 Letter of Credit in the amount requested in such notice effective on the date set forth in such notice, provided that on such effective date, after giving effect to the requested reduction in the stated amount of such Series 2010-1 Letter of Credit, (i) the Series 2010-1 Adjusted Enhancement Amount will equal or exceed the Series 2010-1 Required Enhancement Amount, (ii) the Series 2010-1 Adjusted Liquidity Amount will equal or exceed the Series 2010-1 Required Liquidity Amount, and (iii) the Series 2010-1 Letter of Credit Liquidity Amount will equal or exceed the Series 2010-1 Demand Note Payment Amount; provided, further that the Trustee shall not be required to determine compliance with the foregoing clauses (i) through (iii).

(e) Draws on the Series 2010-1 Letters of Credit. If there is more than one Series 2010-1 Letter of Credit on the date of any draw on the Series 2010-1 Letters of Credit pursuant to the terms of this Series Supplement (other than pursuant to Sections 3.9(b) and (c) of this Series Supplement), the Administrator shall instruct the Trustee, in writing, to draw on each Series 2010-1 Letter of Credit in an amount equal to the Pro Rata Share of the Series 2010-1 Letter of Credit Provider issuing such Series 2010-1 Letter of Credit of the amount of such draw on the Series 2010-1 Letters of Credit.

(f) Establishment of Series 2010-1 Cash Collateral Account. On or prior to the date of any drawing under a Series 2010-1 Letter of Credit pursuant to Section 3.9(b) or (c) of this Series Supplement, ZVF shall establish and maintain in the name of the Trustee for the benefit of the Series 2010-1 Noteholders, an account (the “Series 2010-1 Cash Collateral Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-1 Noteholders. The Series 2010-1 Cash Collateral Account shall be an Eligible Deposit Account. If the Series 2010-1 Cash Collateral Account is at any time no longer an Eligible Deposit Account, ZVF shall, within 10 Business Days of obtaining knowledge that the Series 2010-1 Cash Collateral Account is no longer an Eligible Deposit Account, establish a new Series 2010-1 Cash Collateral Account that is an Eligible Deposit Account and shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2010-1 Cash Collateral Account into the new Series 2010-1 Cash Collateral Account

(g) Administration of the Series 2010-1 Cash Collateral Account. ZVF may instruct (by standing instructions or otherwise) the institution maintaining a Series 2010-1 Cash Collateral Account to invest funds on deposit in a Series 2010-1 Cash Collateral Account from time to time in Permitted Investments. Any investment of funds on deposit in a Series 2010-1 Cash Collateral Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in a Series 2010-1 Cash Collateral Account). ZVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in a Series 2010-1 Cash Collateral Account shall remain uninvested.

(h) Earnings from Series 2010-1 Cash Collateral Account. All Series 2010-1 Cash Collateral Account Interest and Earnings shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

(i) Series 2010-1 Cash Collateral Account Surplus. In the event that the Series 2010-1 Cash Collateral Account Surplus on any Payment Date is greater than zero, the Administrator may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of the Administrator (with a copy to the Administrative Agent), shall, subject to the limitations set forth in this Section 3.9(i), withdraw the amount specified by the Administrator from the Series 2010-1 Cash Collateral Account specified by the Administrator and apply such amount in accordance with the terms of this Section 3.9(i). The amount of any such withdrawal from the Series 2010-1 Cash Collateral Account shall be limited to the least of (a) the Series 2010-1 Available Cash Collateral Account Amount on such Payment Date, (b) the Series 2010-1 Cash Collateral Account Surplus on such Payment Date and (c) the excess, if any, of the Series 2010-1 Letter of Credit Liquidity Amount on such Payment Date over the Series 2010-1 Demand Note Payment Amount on such Payment Date. Any amounts withdrawn from the Series 2010-1 Cash Collateral Account pursuant to this Section 3.9(i) shall be paid: first, to the Series 2010-1 Letter of Credit Providers, to the extent that there are unreimbursed Series 2010-1 Disbursements due and owing to such Series 2010-1 Letter of Credit Providers in respect of the Series 2010-1 Letters of Credit, for application in accordance with the provisions of the respective Series 2010-1 Letter of Credit Reimbursement Agreement, and second, to ZVF any remaining amounts.

(j) Termination of Series 2010-1 Cash Collateral Account. Upon the termination of this Series Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of the Administrator, after the prior payment of all amounts due and owing to the Series 2010-1 Noteholders and payable from the Series 2010-1 Cash Collateral Account as provided herein, shall withdraw from such Series 2010-1 Cash Collateral Account all amounts on deposit therein and shall pay such amounts, first, pro rata to the Series 2010-1 Letter of Credit Providers, to the extent that there are unreimbursed Series 2010-1 Disbursements due and owing to such Series 2010-1 Letter of Credit Providers, for application in accordance with the provisions of the respective Series 2010-1 Letters of Credit, and second, to ZVF any remaining amounts.

Section 3.10. Series 2010-1 Distribution Account.

(a) Establishment of Series 2010-1 Distribution Account. The Trustee has established and maintained and shall continue to maintain, in the name of the Trustee for the benefit of the Series 2010-1 Noteholders an account (the “Series 2010-1 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-1 Noteholders. The Series 2010-1 Distribution Account shall be an Eligible Deposit Account. If the Series 2010-1 Distribution Account is at any time no longer an Eligible Deposit Account, ZVF shall, within 10 Business Days of obtaining knowledge that the Series 2010-1 Distribution Account is no longer an Eligible Deposit Account, establish a new Series 2010-1

Distribution Account that is an Eligible Deposit Account and shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2010-1 Distribution Account into the new Series 2010-1 Distribution Account. Initially, the Series 2010-1 Distribution Account will be established with the Trustee.

(b) Administration of the Series 2010-1 Distribution Account. The Administrator may instruct the institution maintaining the Series 2010-1 Distribution Account in writing to invest funds on deposit in the Series 2010-1 Distribution Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2010-1 Distribution Account). All such Permitted Investments will be credited to the Series 2010-1 Distribution Account. ZVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in the Series 2010-1 Distribution Account shall remain uninvested.

(c) Earnings from Series 2010-1 Distribution Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2010-1 Distribution Account shall be deemed to be on deposit and available for distribution unless previously distributed pursuant to the terms hereof.

(d) Series 2010-1 Distribution Account Constitutes Additional Collateral for Series 2010-1 Notes. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2010-1 Notes, ZVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-1 Noteholders, all of ZVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2010-1 Distribution Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-1 Distribution Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2010-1 Distribution Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-1 Distribution Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2010-1 Distribution Account Collateral”).

Section 3.11. Trustee as Securities Intermediary.

(a) The Trustee or other Person holding the Series 2010-1 Collection Account, the Series 2010-1 Excess Collection Account, the Series 2010-1 Accrued

Interest Account, the Series 2010-1 Reserve Account, the Series 2010-1 Cash Collateral Account or the Series 2010-1 Distribution Account (each a “Series 2010-1 Designated Account”) shall be the “securities intermediary” (as defined in Section 8-102 of the UCC in effect in the State of New York (the “New York UCC”) and a “bank” (as defined in Section 9-102 of the New York UCC), in such capacities, the “Securities Intermediary”). As of the date hereof, the Trustee shall be the Securities Intermediary. If the Securities Intermediary in respect of any Series 2010-1 Designated Account is not the Trustee, ZVF shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 3.11.

(b) The Securities Intermediary agrees that:

(i) The Series 2010-1 Designated Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the New York UCC are or will be credited;

(ii) All securities or other property underlying any Financial Assets credited to any Series 2010-1 Designated Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Series 2010-1 Designated Account be registered in the name of ZVF, payable to the order of ZVF or specially endorsed to ZVF;

(iii) All property delivered to the Securities Intermediary pursuant to this Series Supplement will be promptly credited to the appropriate Series 2010-1 Designated Account;

(iv) Each item of property (whether investment property, security, instrument or cash) credited to a Series 2010-1 Designated Account shall be treated as a Financial Asset;

(v) If at any time the Securities Intermediary shall receive any order from the Trustee directing transfer or redemption of any Financial Asset relating to the Series 2010-1 Designated Accounts or instructions from the Trustee with respect to the Series 2010-1 Designated Accounts, the Securities Intermediary shall comply with such entitlement order or instruction without further consent by ZVF or the Administrator;

(vi) The Series 2010-1 Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the UCC, including Section 8-110 and Section 9-304 thereof, New York shall be deemed to the Securities Intermediary’s jurisdiction and the Series 2010-1 Designated Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(vii) The Securities Intermediary has not entered into, and until termination of this Series Supplement, will not enter into, any agreement with any other Person relating to the Series 2010-1 Designated Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) or instructions of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with ZVF purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders or instructions as set forth in Section 3.11(b)(v) of this Series Supplement; and

(viii) Except for the claims and interest of the Trustee and ZVF in the Series 2010-1 Designated Accounts, the Securities Intermediary knows of no claim to, or interest, in the Series 2010-1 Designated Accounts or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2010-1 Designated Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Administrator and ZVF thereof.

(c) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2010-1 Designated Accounts and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders or instructions in respect of the Series 2010-1 Designated Accounts.

Section 3.12. Series 2010-1 Interest Rate Caps.

(a) On May 27, 2010 ZVF acquired the Series 2010-1 Interest Rate Caps from an Eligible Interest Rate Cap Provider with the aggregate notional amount of all Series 2010-1 Interest Rate Caps equal to $50,000,000. The aggregate notional amount of all Series 2010-1 Interest Rate Caps may be reduced to the extent that the Series 2010-1 Maximum Principal Amount is reduced but shall not at any time during the Series 2010-1 Revolving Period be less than the Series 2010-1 Maximum Principal Amount at such time. ZVF shall acquire one or more additional Series 2010-1 Interest Rate Caps in connection with any increase of the Series 2010-1 Maximum Principal Amount such that the aggregate notional amounts of all Series 2010-1 Interest Rate Caps shall equal the Series 2010-1 Maximum Principal Amount after giving effect to such increase. Following the end of the Series 2010-1 Revolving Period, the aggregate notional amount of the Series 2010-1 Interest Rate Caps may be reduced to an amount agreed to between ZVF and the Administrative Agent, which amount as of any date of determination shall not be less than the Series 2010-1 Principal Amount as of such date. The strike rate of each Series 2010-1 Interest Rate Cap shall not be greater than 5.0%. Each Series 2010-1 Interest Rate Cap shall have a term of at least until the Series 2010-1 Expected Final Payment Date.

(b) If, at any time, an Interest Rate Cap Provider (and, if the present and future obligations of an Interest Rate Cap Provider under its Series 2010-1 Interest Rate Cap are guaranteed pursuant to a guarantee, the related guarantor) fails to satisfy the Required Ratings, then, the Interest Rate Cap Provider will be required, pursuant to the terms of the related Series 2010-1 Interest Rate Cap, at such Interest Rate Cap Provider’s expense, to post and maintain collateral pursuant to a credit support annex entered into in connection with the Series 2010-1 Interest Rate Cap (the “Credit Support Annex”) in form and substance reasonably satisfactory to the Administrative Agent;

(c) If ZVF is unable to cause such Interest Rate Cap Provider to take any of the actions described in this Section 3.12 after making commercially reasonable efforts, ZVF will obtain a replacement Series 2010-1 Interest Rate Cap at the expense of the replaced Interest Rate Cap Provider or, if the replaced Interest Rate Cap Provider fails to make such payment, at the expense of ZVF (in which event, such amount will be considered Indenture Carrying Charges and paid solely from Interest Collections available pursuant to Section 3.3(f) of this Series Supplement).

(d) Each Series 2010-1 Noteholder by its acceptance of a Series 2010-1 Note hereby acknowledges and agrees, and directs the Trustee to acknowledge and agree, and the Trustee, at such direction, hereby acknowledges and agrees, that any collateral posted by an Interest Rate Cap Provider pursuant to clause (b) above (A) is collateral solely for the obligations of such Interest Rate Cap Provider under its Series 2010-1 Interest Rate Cap, (B) does not constitute collateral for the Series 2010-1 Notes (provided that in order to secure and provide for the payment of the Note Obligations with respect to the Series 2010-1 Notes, ZVF has pledged each Series 2010-1 Interest Rate Cap and its security interest in any collateral posted in connection therewith as collateral for the Series 2010-1 Notes), and (C) will in no event be available to satisfy any obligations of ZVF hereunder or otherwise unless and until such Interest Rate Cap Provider defaults in its obligations under its Series 2010-1 Interest Rate Cap and such collateral is applied in accordance with the terms of such Series 2010-1 Interest Rate Cap to satisfy such defaulted obligations of such Interest Rate Cap Provider.

(e) ZVF shall require all proceeds of each Series 2010-1 Interest Rate Cap (including amounts received in respect of the obligations of the related Interest Rate Cap Provider from a guarantor or from the application of collateral posted by such Interest Rate Cap Provider) to be paid to the Collection Account, and the Trustee shall allocate all such proceeds to the Series 2010-1 Accrued Interest Account in accordance with Section 3.2 of this Series Supplement.

(f) To secure payment of the Note Obligations with respect to the Series 2010-1 Notes, ZVF hereby grants a security interest in, and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-1 Noteholders, all of ZVF’s right, title and interest, whether now or hereafter existing or acquired, in the Series 2010-1 Interest Rate Caps and all proceeds thereof.

Section 3.13. Series 2010-1 Demand Note Constitutes Additional Collateral for Series 2010-1 Notes.

(a) In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2010-1 Notes, ZVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-1 Noteholders, all of ZVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2010-1 Demand Note; (ii) all certificates and instruments, if any, representing or evidencing the Series 2010-1 Demand Note; and (iii) all proceeds of any and all of the foregoing, including cash. On the Series 2010-1 Closing Date, ZVF delivered to the Trustee, for the benefit of the Series 2010-1 Noteholders, the Series 2010-1 Demand Note, endorsed in blank. The Trustee, for the benefit of the Series 2010-1 Noteholders, shall be the only Person authorized to make a demand for payment on the Series 2010-1 Demand Note.

(b) Other than pursuant to a payment made upon a demand thereon by the Trustee, ZVF shall not reduce the amount of the Series 2010-1 Demand Note or forgive amounts payable thereunder so that the outstanding principal amount of the Series 2010-1 Demand Note after such reduction or forgiveness is less than the Series 2010-1 Letter of Credit Liquidity Amount. ZVF shall not agree, to any amendment of the Series 2010-1 Demand Note without first obtaining the prior written consent of the Administrative Agent.

(c) Other than pursuant to a demand thereon pursuant to Section 3.5(b) or (c) of this Series Supplement, ZVF shall not reduce the amount of the Series 2010-1 Demand Note or forgive amounts payable thereunder so that the outstanding principal amount of the Series 2010-1 Demand Note after such forgiveness or reduction is less than the greater of (i) the Series 2010-1 Letter of Credit Liquidity Amount and (ii) an amount equal to 3.00% of the Series 2010-1 Principal Amount.

ARTICLE IV

AMORTIZATION EVENTS

In addition to the Amortization Events set forth in Section 9.1 of the Base Indenture, the following shall be Amortization Events with respect to the Series 2010-1 Notes and shall constitute the Amortization Events set forth in Section 9.1(j) of the Base Indenture with respect to the Series 2010-1 Notes:

(a) ZVF defaults in the payment of any interest on, or other amount payable in respect of, the Series 2010-1 Notes (other than the payments described in clauses (e) and (f) below) when the same becomes due and payable and such default continues for a period of three (3) Business Days;

(b) a Change of Control shall have occurred;

(c) a Series 2010-1 Enhancement Deficiency shall occur and continue for at least three (3) Business Days;

(d) a Series 2010-1 Liquidity Deficiency shall occur and continue for at least three (3) Business Days;

(e) all principal of and interest on the Series 2010-1 Notes is not paid in full on or before the Series 2010-1 Expected Final Payment Date;

(f) all principal of and interest on the Series 2010-1 Notes is not paid in full on or before the Series 2010-1 Commitment Termination Date;

(g) the Series 2010-1 Asset Amount shall be less than the Series 2010-1 Required Asset Amount for at least three (3) Business Days;

(h) the Principal Deficit Amount shall be greater than zero;

(i) the Collection Account, any Collateral Account, any Series 2010-1 Series Account, the Series 2010-1 Distribution Account shall be subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien) and 30 days shall have elapsed without such Lien having been released or discharged;

(j) (A) the Series 2010-1 Reserve Account shall be subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien) for at least three (3) Business Days or (B) the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2010-1 Reserve Account Collateral (or any of the Lessee, ZVF or any Affiliate of either so asserts in writing) and, in each case, either (x) a Series 2010-1 Enhancement Deficiency would result from excluding the Series 2010-1 Available Reserve Account Amount from the Series 2010-1 Enhancement Amount or (y) the Series 2010-1 Adjusted Liquidity Amount, excluding therefrom the Series 2010-1 Available Reserve Account Amount, would be less than the Series 2010-1 Required Liquidity Amount;

(k) from and after the funding of the Series 2010-1 Cash Collateral Account, (A) the Series 2010-1 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien) for at least three (3) Business Days or (B) the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2010-1 Cash Collateral Account Collateral (or any of the Lessee, ZVF or any Affiliate of either so asserts in writing) and, in each case, either (x) a Series 2010-1 Enhancement Deficiency would result from excluding the Series 2010-1 Available Cash Collateral Account Amount from the Series 2010-1 Enhancement Amount or (y) the Series 2010-1 Adjusted Liquidity Amount, excluding therefrom the Series 2010-1 Available Cash Collateral Account Amount, would be less than the Series 2010-1 Required Liquidity Amount;

(l) ZVF shall fail to acquire and maintain in force one or more Series 2010-1 Interest Rate Caps at the times and in the notional amounts required by the terms of Section 3.12 of this Series Supplement or at any time any such Series 2010-1 Interest Rate Caps shall fail to be enforceable against the applicable Interest Rate Cap Provider;

(m) the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Series 2010-1 Collateral (other than the Series 2010-1 Reserve Account Collateral and the Series 2010-1 Cash Collateral Account Collateral) or any of the Lessee, ZVF or any Affiliate of either so asserts in writing;

(n) ZVF fails to comply with any of its other agreements or covenants in, or provisions of, the Series 2010-1 Notes, the Indenture, this Series Supplement or any other Related Document (other than any covenants expressly described elsewhere in this Article IV) and the failure to so comply materially and adversely affects the interests of the Series 2010-1 Noteholders and continues to materially and adversely affect the interests of the Series 2010-1 Noteholders for a period of thirty (30) days after the earlier of (i) the date on which ZVF obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to ZVF by the Trustee or to ZVF and the Trustee by the Administrative Agent or the Required Noteholders with respect to the Series 2010-1 Notes;

(o) any representation made by ZVF in the Indenture, this Series Supplement or any other Related Document is false and such false representation materially and adversely affects the interests of the Series 2010-1 Noteholders and such false representation is not cured for a period of thirty (30) days after the earlier of (i) the date on which ZVF obtains knowledge thereof or (ii) the date that written notice thereof is given to ZVF by the Trustee or to ZVF and the Trustee by the Administrative Agent or the Required Noteholders with respect to the Series 2010-1 Notes;

(p) the Administrator fails to comply with any of its other agreements or covenants in, or provisions of, any Related Document (other than any covenants expressly described elsewhere in this Article IV) or any representation made by the Administrator in any Related Document is false and the failure to so comply or such false representation, as the case may be, materially and adversely affects the interests of the Series 2010-1 Noteholders and continues to materially and adversely affect the interests of the Series 2010-1 Noteholders for a period of thirty (30) days after the earlier of (i) the date on which the Administrator obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrator by the Trustee or to the Administrator and the Trustee by the Administrative Agent or the Required Noteholders with respect to the Series 2010-1 Notes;

(q) the Administrator or ZVF fails to comply with any covenant contained in Section 8.02 of the Series 2010-1 Note Purchase Agreement; or

(r) a Servicer Event of Default shall have occurred and be continuing for a period of at least thirty (30) days without cure or waiver.

In the case of

(i) any event described in clauses (a) through (m) above, an Amortization Event with respect to the Series 2010-1 Notes will immediately occur without any notice or other action on the part of the Trustee or any Series 2010-1 Noteholder or

(ii) any event described in clauses (n) through (r) above, either the Trustee may, by written notice to ZVF, or the Required Noteholders, may by written notice to ZVF and the Trustee, declare that an Amortization Event with respect to the Series 2010-1 Notes has occurred as of the date of the notice.

An Amortization Event with respect to the Series 2010-1 Notes described in clauses (a) through (k), (m), (n) (with respect to any agreement, covenant or provision in the Series 2010-1 Notes, the Indenture, this Series Supplement or any other Related Document the amendment or modification of which requires the consent of Series 2010-1 Noteholders holding more than 50% of the Series 2010-1 Principal Amount or which otherwise prohibits ZVF from taking any action without the consent of Series 2010-1 Noteholders holding more than 50% of the Series 2010-1 Principal Amount), (p) and (q) above may be waived solely with the written consent of Series 2010-1 Noteholders holding 100% of the Series 2010-1 Principal Amount in accordance with Section 9.4 of the Base Indenture. An Amortization Event with respect to the Series 2010-1 Notes described in clauses (l), (n) (other than with respect to any agreement, covenant or provision in the Series 2010-1 Notes, the Indenture, this Series Supplement or any other Related Document the amendment or modification of which requires the consent of Series 2010-1 Noteholders holding more than 50% of the Series 2010-1 Principal Amount or which otherwise prohibits ZVF from taking any action without the consent of Series 2010-1 Noteholders holding more than 50% of the Series 2010-1 Principal Amount), (o) and (r) may be waived by the Required Noteholders with respect to the Series 2010-1 Notes in accordance with Section 9.4 of the Base Indenture.

Notwithstanding anything herein to the contrary, an Amortization Event with respect to the Series 2010-1 Notes described in clause (m) above shall be curable at any time.

ARTICLE V

FORM OF SERIES 2010-1 NOTES

Section 5.1. Issuance of Series 2010-1 Notes. The initial Series 2010-1 Notes were, and any Additional Series 2010-1 Notes will be, issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A hereto, and sold to the Series 2010-1 Noteholders pursuant to and in accordance with the Series 2010-1 Note Purchase Agreement and duly executed by ZVF and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Other than in accordance with this Series Supplement and the Series 2010-1 Note Purchase Agreement, the Series 2010-1 Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Series 2010-1 Noteholders. Additional Series 2010-1 Notes (“Additional Series 2010-1 Notes”) may be issued subsequent to the Restatement Effective Date in accordance with Section 2.1 hereof in connection with the addition of a Series 2010-1 Additional Investor Group pursuant to Section 9.16 of the Series 2010-1 Note Purchase Agreement. Additional Series 2010-1 Notes shall bear a face amount equal to up to the Series 2010-1 Maximum Investor Group Principal Amount with respect to the related Series 2010-1 Additional Investor Group and shall initially be issued in a principal amount equal to the Series 2010-1 Additional Investor Group Initial Principal Amount with respect to such Series 2010-1 Additional Investor Group. Upon the issuance of any Additional Series 2010-1 Notes, the Series 2010-1 Maximum Principal Account shall be increased by an amount equal to the Series 2010-1 Maximum Investor Group Principal Amount with respect to the related Series 2010-1 Additional Investor Group. The Trustee shall, or shall cause the Registrar, to record any Increases, Decreases or additional issuances with respect to the Series 2010-1 Principal Amount such that the principal amount of the Series 2010-1 Notes that are outstanding accurately reflects all such Increases, Decreases and additional issuances.

The Series 2010-1 Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Series 2010-1 Notes, as evidenced by their execution of the Series 2010-1 Notes. The Series 2010-1 Notes may be produced in any manner, all as determined by the officers executing such Series 2010-1 Notes, as evidenced by their execution of such Series 2010-1 Notes. The initial sale of the Series 2010-1 Notes is limited to Persons who have executed the Series 2010-1 Note Purchase Agreement. The sale of Additional Series 2010-1 Notes shall be limited to Persons who become a party to the Series 2010-1 Note Purchase Agreement in accordance with Section 9.16 thereof.

Section 5.2. Transfer of Series 2010-1 Notes.

(a) Subject to the terms of the Indenture and the Series 2010-1 Note Purchase Agreements, the holder of any Series 2010-1 Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2010-1 Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5(a) of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to ZVF and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E hereto and a certificate substantially in the form of Exhibit I; provided, that if the holder of any Series 2010-1 Note transfers, in whole or in part, its interest in any Series 2010-1 Note pursuant to (i) an Assignment and Assumption Agreement substantially in the form of Exhibit B to the Series 2010-1 Note Purchase Agreement, or (ii) an Investor Group Supplement substantially in the form of Exhibit C to the Series 2010-1 Note Purchase Agreement, then in each case such Series 2010-1 Noteholder will not be required to submit a certificate substantially in the form of Exhibit E hereto upon transfer of its interest in such Series 2010-1 Note. In exchange for any Series 2010-1 Note properly presented for transfer, ZVF shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2010-1 Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2010-1 Note in part, ZVF shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2010-1 Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2010-1 Note shall be made unless the request for such transfer is made by the Series 2010-1 Noteholder at such office. Neither ZVF nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Series 2010-1 Notes, the Trustee shall recognize the Holders of such Series 2010-1 Note as Series 2010-1 Noteholders.

(b) Each Series 2010-1 Note shall bear the following legend:

THIS SERIES 2010-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF ZIPCAR VEHICLE FINANCING LLC, A SPECIAL PURPOSE LIMITED LIABILITY COMPANY ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH SERIES 2010-1 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E TO THE SERIES 2010-1 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

ARTICLE VI

GENERAL

Section 6.1. Optional Redemption of the Series 2010-1 Notes. The Series 2010-1 Notes shall be subject to repurchase (in whole) by ZVF at its option, upon five (5) Business Days’ prior written notice to the Trustee (for forwarding promptly to the Series 2010-1 Noteholders), in accordance with Section 6.1 of the Base Indenture at any time. The repurchase price for any Series 2010-1 Note (in each case, the “Series 2010-1 Repurchase Amount”) shall equal the sum of (a) the aggregate outstanding principal balance of such Series 2010-1 Notes (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 6.1), plus (b) (i) with respect to the portion of such principal balance which was funded with Commercial Paper issued at a discount, all accrued and unpaid discount on such Commercial Paper from the issuance date(s) thereof to the date of purchase under this Section 6.1 and the aggregate discount to accrue on such Commercial Paper from the date of purchase under this Section 6.1 to the maturity date of such Commercial Paper, or (ii) with respect to the portion of such principal balance which was funded with Commercial Paper that was not issued at a discount, all accrued and unpaid interest on such Commercial Paper from the issuance date(s) thereof to the date of purchase under this Section 6.1 (and any breakage costs associated with the prepayment of such interest-bearing Commercial Paper), or (iii) with respect to the portion of such principal balance which was funded other than with Commercial Paper, all accrued and unpaid interest on such principal balance through the date of purchase under this Section 6.1, plus (c) any other amounts then due and payable to the holders of such Series 2010-1 Notes pursuant hereto and pursuant to the Series 2010-1 Note Purchase Agreement.

Section 6.2. Information. (a) On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed to by the Trustee), ZVF shall cause the Administrator to furnish to the Trustee a Monthly Noteholders’ Statement with respect to the Series 2010-1 Notes, in a Microsoft Excel electronic file (or similar electronic file) substantially in the form of Exhibit F hereto setting forth, inter alia, the following information:

(i) the total amount available to be distributed to Series 2010-1 Noteholders on such Payment Date;

(ii) the amount of such distribution allocable to the payment of principal of the Series 2010-1 Notes;

(iii) the amount of such distribution allocable to the payment of interest on the Series 2010-1 Notes;

(iv) the Series 2010-1 Invested Percentage with respect to Interest Collections and with respect to Principal Collections for the period from and including the second Determination Date preceding such Payment Date to but excluding the Determination Date immediately preceding such Payment Date;

(v) the Series 2010-1 Enhancement Amount, the Series 2010-1 Adjusted Enhancement Amount, the Series 2010-1 Liquidity Amount, the Series 2010-1 Adjusted Liquidity Amount, in each case, as of the close of business on the last day of the Related Month;

(vi) whether, to the knowledge of the Administrator, any Lien exists on any of the Collateral (other than Permitted Liens);

(vii) whether, to the knowledge of the Administrator, any Operating Lease Event of Default has occurred;

(viii) whether, to the knowledge of the Administrator, any Amortization Event or Potential Amortization Event with respect to the Series 2010-1 Notes has occurred;

(ix) the Aggregate Asset Amount and the amount of the Aggregate Asset Amount Deficiency, if any, as of the close of business on the last day of the Related Month;

(x) the Non-Eligible Manufacturer Amount as of the close of business on the last day of the Related Month;

(xi) the Capped Category 2 Manufacturer Eligible Program Vehicle Percentage, the Category 1 Manufacturer Eligible Program Vehicle Amount, the Category 1 Eligible Manufacturer Eligible Program Vehicle Percentage, the Category 2 Manufacturer Eligible Program Vehicle Amount, the Category 2 Manufacturer Eligible Program Vehicle Percentage, the Series 2010-1 New ZVF Vehicle Market Value Adjustment Amount, the Series 2010-1 Highest Enhancement Percentage, the Series 2010-1 Highest Enhancement Vehicle Percentage, the Series 2010-1 Intermediate Enhancement Percentage, the Series 2010-1 Intermediate Enhancement Vehicle Percentage, the Series 2010-1 Lowest Enhancement Percentage, the Series 2010-1 Lowest Enhancement Vehicle Percentage, the Series 2010-1 Program Vehicle Depreciation Enhancement Amount, the Series 2010-1 Required Enhancement Amount, as of the close of business on the last day of the Related Month and the Standard ZVF Vehicle Market Value Average, Measurement Month Average and all calculations related thereto;

(xii) the Audi Amount, the BMW/Mini Amount, the Daimler/Smart Amount, the Fiat/Alfa Romeo Amount, the Ford Amount, the GM Amount, the Honda/Acura Amount, the Hyundai/Kia Amount, the Mazda Amount, the Nissan/Infiniti Amount, the Subaru Amount, the Toyota/Scion/Lexus Amount, the Volkswagen/Audi Amount and the Volvo Amount as of the close of business on the last day of the Related Month;

(xiii) the Series 2010-1 Required Incremental Enhancement Amount, if any, as of the close of business on the last day of the Related Month;

(xiv) the Series 2010-1 Required Liquidity Amount, if any, as of the close of business on the last day of the Related Month, and whether a Series 2010-1 Liquidity Deficiency with respect to the Series 2010-1 Notes existed and the amount thereof, in each case, as of the close of business on the last day of the Related Month;

(xv) the Series 2010-1 Required Enhancement Amount, the Series 2010-1 Required Enhancement Percentage, the Series 2010-1 Required Enhancement Amount as of the close of business on the last day of the Related Month, and whether a Series 2010-1 Enhancement Deficiency existed and the amount thereof, in each case, as of the close of business on the last day of the Related Month;

(xvi) the Series 2010-1 Required Asset Amount, the Series 2010-1 Required Asset Amount Percentage, the Series 2010-1 Required Overcollateralization Amount, the Series 2010-1 Overcollateralization Amount and the Series 2010-1 Required Asset Amount, in each case, as of the close of business on the last day of the Related Month;

(xvii) the Series 2010-1 Required Reserve Account Amount and the Series 2010-1 Available Reserve Account Amount, in each case, as of the close of business on the last day of the Related Month;

(xviii) the Manufacturer Vehicle Amount of each Manufacturer not listed in clause (xii) above and the rating of each Manufacturer of ZVF Vehicles, with respect to each Manufacturer, as of the close of business on the last day of the Related Month;

(xix) the Series 2010-1 Letter of Credit Liquidity Amount, the Series 2010-1 Demand Note Payment Amount and the Series 2010-1 Letter of Credit Amount, in each case, as of the close of business on the last day of the Related Month; and

(xx) the Series 2010-1 Principal Amount, the Series 2010-1 Adjusted Principal Amount and the Series 2010-1 Outstanding Principal Amount, in each case, as of such Payment Date.

The Trustee shall provide to the Series 2010-1 Noteholders, or their designated agent, and each Interest Rate Cap Provider copies of each Monthly Noteholders’ Statement, which may be transmitted by electronic mail at the option of the Trustee.

Section 6.3. Exhibits. The following exhibits attached hereto supplement the exhibits included in the Indenture.

Exhibit A:	Series 2010-1 Variable Funding Car Sharing Asset Backed Notes
Exhibit B:	Form of Series 2010-1 Letter of Credit
Exhibit C:	Form of Lease Payment Deficit Notice
Exhibit D:	Form of Series 2010-1 Letter of Credit Reduction Notice
Exhibit E:	Form of Purchaser’s Letter
Exhibit F:	Form of Monthly Noteholders’ Statement
Exhibit G-1:	Form of Demand Notice
Exhibit G-2:	Form of Series 2010-1 Demand Note
Exhibit H:	Form of Estimated Interest Adjustment Notice
Exhibit I:	Form of Transferee Certificate for Transfers of Series 2010-1 Notes

Section 6.4. Ratification of Base Indenture. As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

Section 6.5. Third Party Beneficiary. The Administrative Agent is an express third party beneficiary of (i) the Base Indenture and (ii) this Series Supplement.

Section 6.6. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 6.7. Governing Law. This Series Supplement and all matters arising out of or relating thereto in any way whatsoever (whether in contract, tort or otherwise) shall be construed in accordance with the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

Section 6.8. Amendments. This Series Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture, provided that if, pursuant to the terms of the Base Indenture or this Series Supplement, the consent of the Required Noteholders is required for an amendment or modification of this Series Supplement, such requirement shall be satisfied if such amendment or modification is consented to by the Required Noteholders with respect to the Series 2010-1 Notes; provided, further, that, any amendment or other modification to this Series Supplement or any of the Related Documents that would extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Series 2010-1 Notes (or reduce the principal amount of or rate of interest on the Series 2010-1 Notes), alter any provisions (including any relevant definitions) relating to the pro rata treatment of payments to the Series 2010-1 Noteholders, the Conduit Investors and the Committed Note Purchasers, amend or modify this Section 6.8 or otherwise amend or modify any provision relating to the amendment or modification of this Series Supplement, or, pursuant to the Related Documents, would require the consent of 100% of the Series 2010-1 Noteholders or each Series 2010-1 Noteholder affected by such amendment or modification, shall require the prior written consent of each Conduit Investor and each Committed Note Purchaser or each Conduit Investor and each Committed Note Purchaser affected thereby, as applicable.

Section 6.9. Covenant Regarding Affiliate Issuers. ZVF shall not issue or sell Notes of any Series of Notes to an Affiliate Issuer unless, in connection with such issuance or sale, such Affiliate Issuer has assigned all voting, consent and control rights associated with such Notes to Persons that are not Affiliates of ZVF.

Section 6.10. Annual Security Interest Opinions. On or before June 30 of each calendar year, commencing with June 30, 2011, ZVF shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Series Supplement and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the lien and security interest created by this Series Supplement in the Series 2010-1 Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Series Supplement and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Series Supplement in the Series 2010-1 Collateral until June 30 in the following calendar year.

Section 6.11. Termination of Series Supplement. This Series Supplement shall cease to be of further effect when (i) all Outstanding Series 2010-1 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2010-1 Notes which have been replaced or paid) to the Trustee for cancellation, (ii) ZVF has paid all sums payable hereunder and (iii) the Series 2010-1 Demand Note Payment Amount is equal to zero or the Series 2010-1 Letter of Credit Liquidity Amount is equal to zero.

Section 6.12. Discharge of Indenture. Notwithstanding anything to the contrary contained in the Base Indenture, so long as this Series Supplement shall be in effect in accordance with Section 6.12 of this Series Supplement, no discharge of the Indenture pursuant to Section 11.1(b) of the Base Indenture shall be effective as to the Series 2010-1 Notes without the consent of the Required Noteholders with respect to the Series 2010-1 Notes.

Section 6.13. Replacement Notes. Notwithstanding anything in the Base Indenture to the contrary, in the case of any destroyed, lost or stolen Series 2010-1 Note, if an indemnity required pursuant to Section 2.10 of the Base Indenture is made by a financial institution which has both (i) a long-term unsecured debt rating of at least “Baa3” from Moody’s and (ii) a long-term unsecured debt rating of at least “BBB-” from Standard & Poor’s, the Trustee hereby agrees that a written indemnity from such financial institution shall be sufficient for purposes of satisfying clause (ii) of the first sentence of Section 2.10(a) of the Base Indenture.

Section 6.14. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Series Supplement agree that they will provide Deutsche Bank Trust Company Americas with such information as it may request in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.

Section 6.15. Trustee Protections. In acting under and by virtue of this Series Supplement, the Trustee shall have all of the rights, protections and immunities granted to it under the Base Indenture.

Section 6.16. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, ZVF and the Trustee have caused this Series Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

ZIPCAR VEHICLE FINANCING LLC

By:	/s/ Edward G. Goldfinger
Name: Edward G. Goldfinger
Title: Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee,

By:	/s/ Irene Siegel
Name: Irene Siegel
Title: Vice President

By:	/s/ Maria Inoa
Name: Maria Inoa
Title: Associate